EXHIBIT 4.5

FIRST AMENDMENT
TO THE NASHUA CORPORATION EMPLOYEES’ SAVINGS PLAN

The Nashua Corporation Employees’ Savings Plan as amended and restated effective January 1, 2007 (the “Savings Plan”) is hereby amended, except as otherwise specifically provided herein, as follows:

I.

Effective as of January 1, 2007, Section 8.4(j) of the Savings Plan is hereby amended in its entirety to read as follows:

“(j)   Employment and Continued Participation.  A Participant must be an Employee to be eligible for a distribution pursuant to this Section 8.4 (or, for purposes of a distribution pursuant to Section 8.4(h), on an absence due to applicable active duty in the Armed Forces of the United States).  A Participant who receives a distribution pursuant to this Section 8.4 shall continue to participate in the Plan in accordance with the provisions thereof.”

II.

Except as otherwise provided herein, the Savings Plan shall remain in full force and effect.

Executed this 4th day of December, 2007.

NASHUA CORPORATION

By:  /s/ John L. Patenaude
             John L. Patenaude
             Vice President-Finance, Chief
             Financial Officer and Treasurer

NASHUA CORPORATION EMPLOYEES’

SAVINGS PLAN

As amended and restated,
effective January 1, 2007

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NASHUA CORPORATION
EMPLOYEES’ SAVINGS PLAN

Article I.

1.1          Restatement and Effective Date. The Nashua Corporation Employees’ Savings Plan (the “Plan”) as established effective April 1, 1984, as subsequently amended and amended and restated, most recently effective January 1, 2001, is hereby amended and restated, effective January 1, 2007 (the “Effective Date”), except as otherwise provided herein.  The history of the Plan is described in Appendix A.  It is intended that this Plan shall qualify as a profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code.

1.2          Applicability. The provisions of the Plan as herein amended and restated shall apply to persons who are Employees of an Employer on or after Effective Date, except as otherwise specifically provided herein.  The rights of a person who has had a Termination of Employment prior to the Effective Date and who is not rehired after the Effective Date, shall be determined, except as otherwise specifically provided herein, under the terms of the Plan in effect on the date of his Termination of Employment.

Article II.

Definitions

When used herein the following words shall have the following meanings unless the context clearly indicates otherwise.

2.1          “Accounts” means a Participant’s share in the Trust.  Each Participant shall have the following seven (7) separate Accounts which shall be reduced by any distributions therefrom:

(a)           A “Catch-Up Contribution Account” to which shall be credited the Participant’s Catch-Up Contributions made to the Plan in accordance with Section 4.4, plus income and gains and less expenses and losses attributable thereto, which account shall be fully vested and nonforfeitable.

(b)           An “Employer Contribution Account” to which shall be credited amounts credited to a Participant’s Employer Contribution Account under the terms of the Rittenhouse Employee’s Profit Sharing Plan as of December 31, 2000, Employer Profit Sharing Contributions made to the Plan in accordance with Section 4.1, Minimum Employer Contributions made in accordance with Section 12.3, and Forfeitures (relating to the Employer Contribution Account), plus income and gains and less expenses and losses attributable thereto, which account shall be fully vested and nonforfeitable.

(c)           An “Employer Matching Contribution Account” (previously named the Company Contribution Account) to which shall be credited Employer Matching Contributions (including Forfeitures other than those relating to the Employer Contribution Account) made to the Plan in accordance with Section 4.2, plus income and gains and less expenses and losses attributable thereto, which account shall be fully vested and nonforfeitable.

(d)           An “Employee Contribution Account” (previously named the VIP Contribution Account) to which shall be credited Employee Contributions made to the Plan prior to the Effective Date by a Participant or transferred directly to the Plan from another qualified plan on the Participant’s behalf, plus income and gains and less expenses and losses attributable thereto, which account shall be fully vested and nonforfeitable.

(e)           A “Pre-Tax Contribution Account” to which shall be credited the Participant’s Pre-Tax Contributions and Special Employer Contributions made to the Plan in accordance with Sections 4.1(c) and 4.3, plus income and gains and less expenses and losses attributable thereto, which account shall be fully vested and nonforfeitable.

(f)           A “Rollover Contribution Account” to which shall be credited a Participant’s Rollover Contributions made to the Plan in accordance with Section 4.6, plus income and gains and less expenses and losses attributable thereto, which account shall be fully vested and nonforfeitable.

(g)           A “VIP/IRA Contribution Account” to which shall be credited a Participant’s VIP/IRA Contributions made to the Plan prior to January 1, 1987, or transferred directly to the Plan from another qualified plan on the Participant’s behalf.

2.2          “Accrued Benefit” means a Participant’s interest in the Trust composed of such Participant’s Accounts.  The value of an Accrued Benefit at any time during any Plan Year shall be its value as adjusted on the coinciding or immediately preceding Valuation Date.

2.3          “Active Participant” means:

(a)           with respect to Employer Profit Sharing Contributions, Forfeitures and Special Employer Contributions, a Participant (1) who is an Eligible Employee employed by an Employer as of the last day of the Plan Year and who during such Plan Year completes 1000 or more Hours of Service; or (2) who was an Eligible Employee on any day of the Plan Year and had a Termination of Employment on account of death, Disability, or on or after his Normal Retirement Date; and

(b)           with respect to Pre-Tax Contributions, Employer Matching Contributions, Rollover Contributions, and with respect to determining the actual deferral percentage under Section 5.3(c) and the actual contribution percentage under Section 5.4(c), a Participant who is an Eligible Employee on any day of the Plan Year.

2.4          “Authorized Leave of Absence” means any absence authorized by an Employer under the Employer’s standard personnel practices.  An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with the Employer with reemployment rights provided by law.

2.5          “Beneficiary” means any person designated by a Participant in accordance with Section 8.3 to receive any death benefits which shall be payable under the Plan.

2.6          “Beneficiary Designation Form” means the form provided or permitted by the Committee on which the Participant, in accordance with Section 8.3, may (a) designate his Beneficiary, (b) select the form of his Beneficiary’s benefit and (c) elect to permit his Beneficiary to change the form of the Beneficiary’s benefit.

2.7          “Board of Directors” means the board of directors of the Company.

2.8          “Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time and any subsequent Internal Revenue Code.  References to any section of the Code shall be deemed to include similar sections of the Code as renumbered or amended.

2.9          “Committee” means the committee appointed pursuant to Article IX to administer the Plan.

2.10        “Commonly Controlled Entity” means a corporation, trade, or business if it and an Employer are members of a controlled group of corporations as defined in Section 414(b) of the Code or under common control as defined in Section 414(c) of the Code or members of an affiliated service group as defined in Section 414(m) of the Code or members of a group the members of which are required to be aggregated pursuant to regulations under Section 414(o) of the Code.

2.11        “Company” means Nashua Corporation or any successor entity by merger, consolidation, purchase, or otherwise, which elects to adopt the Plan and Trust.

2.12        “Compensation” means the amounts described below:

(a)           Except as provided in (b) and (c), Compensation means W-2 Compensation paid during the Plan Year to a Participant while a Participant in the Plan, by an Employer or a Commonly Controlled Entity increased by any elective amounts which are not includable in income pursuant to Code Section 132(f)(4) and any elective contributions made by an Employer or a Commonly Controlled Entity on behalf of the individual which are not includable in income under a cafeteria plan (as described in Code Section 125) or under a cash or deferred arrangement in a 401(k) plan pursuant to Code Section 402(e)(3), but excluding stock options (whether or not exercised), the imputed value of life insurance, severance payments, mileage reimbursement, safety awards, tuition reimbursement, deferred compensation, income attributable to the lapse of restrictions on restricted stock and moving expenses.

(b)           For purposes of determining the limitations under Section 5.6, Article XII, and determining Highly Compensated Employees under Section 2.23, Compensation means W-2 Compensation paid to an individual by an Employer and Commonly Controlled Entities during the Plan Year increased by any elective amounts which are not includable in income pursuant to Code Section 132(f)(4) and any elective contributions made by an Employer or a Commonly Controlled Entity on behalf of the individual which are not includable in income under a cafeteria plan (as described in Code Section

125) or under a cash or deferred arrangement in a 401(k) plan pursuant to Code Section 402(e)(3).

(c)           For purposes of determining the contribution percentage under Section 5.4(c), and the actual deferral percentage under Section 5.3(c), Compensation means W-2 Compensation paid to an individual by an Employer and Commonly Controlled Entities during the Plan Year increased by any elective amounts which are not includable in income pursuant to Code Section 132(f)(4) and any elective contributions made by an Employer or a Commonly Controlled Entity on behalf of the individual which are not includable in income under a cafeteria plan (as described in Code Section 125) or under a cash or deferred arrangement in a 401(k) plan pursuant to Code Section 402(e)(3), but excluding stock options (whether or not exercised), the imputed value of life insurance, severance payments, mileage reimbursement, safety awards, tuition reimbursement, deferred compensation, income attributable to the lapse of restrictions on restricted stock and moving expenses.

Except for purposes of Section 5.6 and for determining Highly Compensated Employees under Section 2.23, the amount of an Employee’s annual Compensation taken into account under the Plan shall not exceed the applicable limit specified under Code Section 401(a)(17) for such Plan Year ($225,000 in 2007, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B) for any Plan Year beginning after December 31, 2007).  Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

2.13        “Disability” or “Disabled” means a physical or mental condition resulting from a bodily injury, disease, or mental disorder, which renders a Participant permanently incapable of performing his normal employment duties.  Such determination shall be made by the Committee on the basis of such medical and other competent evidence as the Committee shall deem relevant.

2.14        “Effective Date” of the Plan is January 1, 2007.

2.15        “Eligible Employee” means any Employee employed by an Employer but excluding any Employee (a) who is a member of a collective bargaining unit represented by a collective bargaining agent with which the Employer has or has had a bargaining agreement, unless an agreement between the Employer and the collective bargaining agent requires that members of the collective bargaining unit participate in the Plan, (b) any individual who performs services for the Company or any Employer through, and is paid by, a third-party (including but not limited to an employee leasing or staffing agency) even if such individual is subsequently determined to be a common law employee of the Company or an Employer, and (c) any individual who performs services for the Company or any Employer pursuant to a contract or agreement (whether verbal or written) which provides that such individual is an independent contractor or consultant, even if such individual is subsequently determined to be a common law employee of the Company or an Employer.  The contributions made by, or on behalf of, a member of a collective bargaining unit who is eligible to participate in the Plan shall be determined under the applicable bargaining agreement.

2.16        “Employee” means any individual who is employed by an Employer or a Commonly Controlled Entity, including a person on an Authorized Leave of Absence.  Such term does not include a consultant or an independent contractor.

2.17        “Employee Contributions” means the after-tax employee contributions made from time to time prior to January 1, 2001 by an Employer to the Trustee on behalf of Participants.

2.18        “Employer” means the Company and any other Commonly Controlled Entity which, pursuant to Section 13.1 of the Plan, elects to adopt the Plan.

2.19        “Employer Contributions” means the following payments made from time to time by an Employer to the Trustee:

(a)           “Catch-Up Contributions” made pursuant to Section 4.4;

(b)           “Employer Profit Sharing Contributions” made pursuant to Section 4.1(a);

(c)           “Employer Matching Contributions” made pursuant to Section 4.2(a);

(d)           “Pre-Tax Contributions” made pursuant to Section 4.3(a);

(e)           “Special Employer Contributions” made pursuant to Section 4.1(c); and

(f)           “Minimum Employer Contributions” made pursuant to Section 12.3(a).

2.20        “Entry Date” means the first day on which an Eligible Employee performs an Hour of Service for an Employer.

2.21        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.22        “Forfeiture” means the portion of a Participant’s Accrued Benefit which is forfeited as provided in Section 13.5.

2.23        “Highly Compensated Employee” means the individuals described below:

(a)           For any Plan Year (subject to paragraphs (b) and (c)), a Highly Compensated Employee is any Employee who:

(i)              was an Employee and at any time during the Plan Year or the preceding Plan Year was a five percent (5%) owner (as defined in Code Section 416(i)(1)) (“5% Owner”) of the Company or a Commonly Controlled Entity; or

(ii)             (A) for the preceding Plan Year received Compensation in excess of $100,000 (in 2007, adjusted as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to provisions of Section 4l5(d) of the Code); and (B) is in the group consisting of the top twenty percent (20%) of the total number of persons employed by the Company and Commonly Controlled Entities when ranked on the basis of Compensation paid during the preceding Plan Year; provided that, for purposes of determining the total number of persons employed by the Company and Commonly Controlled Entities, the following individuals shall be excluded:

(A)           individuals who have not completed six (6) months of service,

(B)           individuals who work less than seventeen and one-half (17-1/2) hours per week,

(C)           individuals who normally work not more than six (6) months during any year,

(D)           individuals who have not attained age 21, and

(E)           except to the extent provided in regulations, individuals who are members of a collective bargaining unit represented by a collective bargaining agent with which the Company or a Commonly Controlled Entity has or has had a bargaining agreement.

(b)           A former Employee shall be treated as a Highly Compensated Employee if such individual was a Highly Compensated Employee at the time of his Termination of Employment or at any time after attaining age 55.

(c)           For purposes of this Section 2.23, employees who are nonresident aliens and who receive no earned income (within the meaning of Section 91l(d)(2) of the Code) from the Company and Commonly Controlled Entities which constitutes income from sources within the United States (within the meaning of Section 86l(a)(3) of the Code) shall not be treated as Employees.

2.24        “Hour of Service”  means each hour for which an Employee is paid, or entitled to payment, by an Employer or a Commonly Controlled Entity:

(a)           for the performance of duties;

(b)           on account of a period of time during which no duties were performed; provided that, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that Hours of Service shall not be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses shall be excluded; and

(c)           for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer; provided that, no more than 501 Hours of Service shall be credited for any single continuous period of time during which the Employee did not or would not have performed duties and, provided that, the same Hours of Service have not already been credited under (a) or (b) above.

For Employees who are paid on other than an hourly basis, Hours of Service shall be credited for each payroll period of the Employee for which the Employee receives or is entitled to receive compensation according to the following chart:

Payroll Period		Hours of Service Credited

(1)	Daily	10
(2)	Weekly	45
(3)	Semi-Monthly	95
(4)	Monthly	190

The determination of Hours of Service for reasons other than the performance of duties shall be determined in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(c).

To the extent not credited above, for periods of Authorized Leave of Absence or for periods of military leave, an Employee shall be credited with a number of Hours of Service for each week of such Authorized Leave of Absence equal to the Employee’s customary work week.

Any other provision of the Plan notwithstanding the Hours of Service of an Employee of an Employer shall include the above hours prior to the acquisition of the Employer by the Company, provided such Employee is employed by the Employer on such date of acquisition.

2.25        “Normal Retirement Date” means the date on which a Participant attains age 65.

2.26        “Participant” means an Eligible Employee participating in the Plan as provided in Article III.

2.27        “Plan” means the Nashua Corporation Employees’ Savings Plan, as set forth herein and as from time to time amended.

2.28        “Plan Administrator” means the person, persons or group appointed to act as Plan Administrator under Section 9.11, and in the absence of such appointment, the Committee.

2.29        “Plan Year” means the calendar year.

2.30        “Pre-Tax Contribution Election” means the properly completed and executed Pre-Tax Contribution Election Form which has been filed by the Participant with the Plan as provided in Section 4.3(c) or such other method of making the election as the Committee may permit.

2.31        “Pre-Tax Contribution Election Form” means the form provided by the Company to Participant for the purpose of making Pre-Tax Contribution Elections pursuant to Section 4.3(c) or such other method of making such elections as the Committee may permit.

2.32        “Qualified Joint and Survivor Annuity” means a nontransferable annuity:

(a)           payable to the Participant for the life of the Participant with a survivor annuity payable to the Participant’s spouse for the life of the Participant’s spouse (following the death of the Participant) which is equal to fifty percent (50%) of the amount of the annuity payments which are payable to the Participant during the Participant’s life; and

(b)           in an amount which can be purchased with the Participant’s vested Accrued Benefit.

2.33        “Qualified Survivor Annuity” means a nontransferable annuity payable to the Participant’s spouse for the life of the surviving spouse in an amount which may be purchased with one hundred percent (100%) of the Participant’s vested Accrued Benefit following the Participant’s death.

2.34        “Related Plan” means any other defined contribution plan or a defined benefit plan (as defined in Section 415(k) of the Code) maintained by an Employer or a Commonly Controlled Entity, respectively called a “Related Defined Contribution Plan” and a “Related Defined Benefit Plan.”

2.35        “Required Beginning Date” means April 1 of the calendar year following:

(a)           if the Participant is a 5% Owner of the Employer (as determined under Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he reaches age 70½ (“5% Owner”), the calendar year in which the Participant attains age 70½; or

(b)           if the Participant is not a 5% Owner, the later of the calendar year in which he attains age 70½ or the calendar year in which he terminates employment with the Company and all Commonly Controlled Entities.

2.36        “Rollover Contribution” means a rollover contribution from a qualified trust described in Code Section 402(c) (including a direct rollover described in Section 402(e)(6) of the Code) made in accordance with Section 4.6.  Effective January 1, 2002, the Plan will accept Participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001 as follows:

(a)           Direct Rollover.  The Plan will accept a direct rollover of an eligible rollover distribution from:

(i)              a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions,

(ii)             an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions, and

(iii)            an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(b)           Participant Rollover Contribution from Other Plans.  The Plan will accept a participant contribution of an eligible rollover distribution from:

(i)              a qualified plan described in section 401(a) or 403(a) of the Code,

(ii)             an annuity contract described in section 403(b) of the Code, and

(iii)            an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(c)           Participant Rollover Contributions from IRAs.  The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

2.37        “Single Life Annuity” means a nontransferable annuity payable to the Participant for the life of the Participant in an amount which may be purchased with one hundred percent (100%) of the Participant’s vested Accrued Benefit.

2.38        “Termination of Employment” means (a) a resignation by an Employee for any reason, (b) a dismissal of an Employee for any reason, (c) death or retirement, (d) a failure to return to work without reasonable cause, as determined by the Employer, after the conclusion of an Authorized Leave of Absence or (e) any other termination of employment.  The transfer of an Employee from employment by an Employer or a Commonly Controlled Entity to employment by another Employer or a Commonly Controlled Entity shall not be regarded as a Termination of Employment.

2.39        “Trust” means the trust established and maintained for the purposes of the Plan, which is administered by the Trustee in accordance with the provisions of the Trust Agreement.

2.40        “Trust Agreement” means the agreement between the Company and the Trustee as from time to time amended.

2.41        “Trust Fund” means all property, real or personal, received or held by the Trustee plus all income and gains and minus all losses, expenses, and distributions chargeable thereto.

2.42        “Trustee” means any corporation, individual or individuals who shall accept the appointment as Trustee to execute the duties of the Trustee as specifically set forth in the Trust Agreement.

2.43        “Valuation Date” means each business day.

2.44        “W-2 Compensation” means wages (within the meaning of Code Section 3401(a) and all other compensation paid during a Plan Year to an Employee for which the Employer is required to furnish the Employee with a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 determined without regard to any rules under Section 340(a) that limit the remuneration included in wages based on the nature or location of employment or the services performed.

Article III.

Participation

3.1          Participation.  Each Eligible Employee who was a Participant in the Plan on the day before the Effective Date shall be a Participant in this Plan immediately upon the Effective Date in accordance with the terms hereof.  Each other Eligible Employee shall become a Participant on the Entry Date.

Admission to participation in the Plan shall only be made when an Eligible Employee is not on an Authorized Leave of Absence or serving with the Armed Forces of the United States.  Each Participant shall continue as such until the later of his Termination of Employment or the distribution of his entire Accrued Benefit.

3.2          Participation Upon Change of Job Status.  An Employee who is not a Participant because he is not an Eligible Employee, shall become a Participant immediately upon becoming an Eligible Employee, but not earlier than the date he would have become a Participant had he been an Eligible Employee at all times.

3.3          Participation Upon Reemployment.

(a)           An Employee who (i) has a Termination of Employment, (ii) was a Participant immediately before such Termination of Employment, and (iii) thereafter becomes an Eligible Employee shall again become a Participant immediately upon becoming an Eligible Employee.

(b)           An Employee who (i) has a Termination of Employment and, (ii) thereafter becomes an Eligible Employee, shall become a Participant on the first Entry Date coinciding with or next following the date on which the Employee becomes an Eligible Employee provided he is an Eligible Employee at such Entry Date.

Article IV.

Contributions
4.1          Employer Contributions.

(a)           Employer Profit Sharing Contributions.  Subject to Sections 11.1, 11.2 and 11.3, for each Plan Year beginning on or after the Effective Date the Company may elect to have the Company and the other Employers make an Employer Profit Sharing Contribution to the Trust in such amount (if any) as the Board of Directors may determine on behalf of Active Participants who are Employees of an Employer; provided, however, that in no event shall the Company or another Employer contribute an amount for any Plan Year greater than the maximum amount deductible from income by the Company or such other Employer under the provisions of the Code.  In any Plan Year in which the Company elects to have an Employer Profit Sharing Contribution made, each Employer shall contribute a fractional portion of the Employer Profit Sharing Contribution in an amount equal to the total Employer Profit Sharing Contribution multiplied by a fraction, the numerator of which is the total Compensation paid by such Employer for such Plan Year to Active Participants, and the denominator of which is the total Compensation paid to all Active Participants for the Plan Year by all Employers.

(b)           Deadline for Employer Profit Sharing Contributions.  The Employer Profit Sharing Contributions for each Plan Year beginning on or after the Effective Date shall be delivered to the Trustee on or before the due date (including extensions thereof) for the filing of the federal income tax return of the Company for the tax year within which or during which the last day of such Plan Year occurs.  If the Company or any other Employer makes an Employer Profit Sharing Contribution to the Plan for a Plan Year prior to the end of a Plan Year, the contributions shall be held in a separate suspense account until allocated pursuant to Section 6.1.

(c)           Special Employer Contributions.  For each Plan Year beginning on or after the Effective Date, the Company may, on or before the due date (including extensions) for filing the Company’s federal income tax return for such Plan Year, elect to have the Company and the other Employers make a Special Employer Contribution to the Trust in such amount (if any) as the Board of Directors may determine.  In any Plan Year in which the Company elects to have such a Special Employer Contribution made, each Employer shall contribute a fractional portion of the Special Employer Contribution in an amount equal to the total Special Employer Contribution multiplied by a fraction, the numerator of which is the Compensation for such Plan Year paid by the Employer to non-Highly Compensated Employees who are Active Participants, and the denominator of which is the Compensation for the Plan Year paid to all non-Highly Compensated Employees who are Active Participants.

(d)           Deadline for Special Employer Contributions.  Special Employer Contributions for each Plan Year beginning on or after the Effective Date shall be delivered to the Trustee at such time as the Employer shall determine, but in no event later than the due date for the filing of the federal income tax return (including extensions) of the Employer for the tax year during which the last day of such Plan Year occurs.  In addition, qualified nonelective contributions and qualified matching contributions for a Plan Year must be made no later than the last day of the 12-month period immediately following the Plan Year.

4.2          Employer Matching Contributions.

(a)           Employer Matching Contributions.  Subject to Sections 11.1, 11.2 and 11.3, for each payroll period during each Plan Year beginning on or after the Effective Date each Employer shall contribute an amount equal to fifty percent (50%), (or such higher or lower percentage as the Board of Directors may determine and announce to Participants prior to the beginning of a Plan Year), of the Pre-Tax Contributions made pursuant to Section 4.3(a) for the payroll period on behalf of each Active Participant who is employed by the Employer; provided, however, the amount of such Active Participant’s Pre-Tax Contributions taken into account under this Section for any payroll period shall not exceed seven percent (7%) of such Active Participant’s Compensation for the payroll period (or such higher or lower percentage as the Board may determine and announce to Participants prior to the beginning of a Plan Year) and further provided with respect to any Active Participant who is an Eligible Employee employed by an Employer on the last day of the Plan Year, the Employer shall contribute an additional amount, if any, so that the Active Participant’s aggregate matching contribution for the Plan Year equals fifty percent (50%) (or such higher or lower percentage as the Board may determine and announce to Participants prior to the beginning of a Plan Year) of such Active Participant’s Pre-Tax Contributions not in excess of seven percent (7%) of such Active Participant’s Compensation for the Plan Year (or such higher or lower percentage as the Board may determine and announce to Participants prior to the beginning of a Plan Year).

The preceding notwithstanding, the Employer Matching Contribution, if any, on behalf of Active Participants who are members of a collective bargaining unit represented by a collective bargaining agent with which the Employer has or has had a bargaining agreement which requires that members of the collective bargaining unit participate in the Plan, shall be determined under the terms of the collective bargaining agreement.

(b)           Deadline for Contributions.  Employer Matching Contributions for each Plan Year beginning on or after the Effective Date may be delivered to the Trustee any time during the Plan Year or after the end of the Plan Year but not later than the due date for the filing of the federal income tax return (including any extensions) of the Employer for the tax year during which the last day of such Plan Year occurs.

4.3          Pre-Tax Contributions.

(a)           Pre-Tax Contributions.  Each Active Participant shall have his Compensation reduced for each Plan Year beginning on or after the Effective Date by the amount (if any) specified in his Pre-Tax Contribution Election.  Each Employer shall contribute to the Trust, as Pre-Tax Contributions on behalf of each Active Participant employed by the Employer, the amount specified in his Pre-Tax Contribution Election.  A Participant’s Pre-Tax Contribution Election, if any, shall be made by written authorization (or such other method as the Committee may permit) and shall equal a minimum of one percent (1%) up to a maximum of one hundred percent (100%) (or such higher or lower percent as determined by the Committee) of his Compensation (in increments of one percent (1%)) in accordance with such rules as the Committee shall from time to time specify; provided that:

(i)              no Pre-Tax Contribution shall exceed an amount which may from time to time be established by the Committee or a pro rata portion of said amount for any partial calendar year of contributions;

(ii)             any Participant who has defaulted on a loan made under the Plan (excluding loans originally made under the Rittenhouse Employees’ Profit Sharing Plan) shall not be permitted to make any Pre-Tax Contributions to the Plan for a period of 12 months from the date the loan is deemed to be in default as provided in Section 8.12; and

(iii)            in no event shall the amount of the Pre-Tax Contribution exceed the amount of cash remuneration otherwise payable to a Participant determined after giving effect to all other applicable deductions and withholdings, including, without limitation, loan repayments, FICA and any other applicable tax withholding (determined after giving effect to the Participant’s Pre-Tax Contributions Election), garnishment of wages and any applicable premiums or contributions for welfare benefits.

(b)           Deadline for Pre-Tax Contributions.  Each Employer shall contribute the Pre-Tax Contributions to the Trustee as soon as such contributions can reasonably be segregated from the general assets of the Employer, but in any event within fifteen (15) business days after the end of the month for which the Compensation to which such contributions relate is paid.

(c)           Pre-Tax Contribution Elections.  A Participant may make, change or revoke a Pre-Tax Contribution Election, provided that a Pre-Tax Contribution Election or a change or revocation shall apply solely to Compensation not payable as of the date of such election, change or revocation.  An election or change in a Participant’s Pre-Tax Contribution Election shall be made and shall be effective at such time as determined by the Committee.  A revocation of a Participant’s Pre-Tax Contribution Election may be made at any time and shall be effective as soon as practicable after it is made or at such later date as the Participant shall specify.  The Pre-Tax Contribution Election by the Participant shall continue in effect, notwithstanding any change in Compensation, until such Participant shall change such Pre-Tax Contribution Election or until he shall cease to be a Participant.

4.4          Catch-Up Contributions.

(a)           Catch-Up Contributions.  Effective for Plan Years beginning on or after January 1, 2002, all employees who are eligible to make Pre-Tax Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code

Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions.  Employer Matching Contributions will not apply to Catch-Up Contributions.

(b)           Deadline for Catch-Up Contributions.  Each Employer shall contribute the Catch-Up Contributions to the Trustee as soon as such contributions can reasonably be segregated from the general assets of the Employer, but in any event within fifteen (15) business days after the end of the month for which the Compensation to which such contributions relate is paid.

4.5          Prevented Contributions.  Notwithstanding the provisions of Sections 4.1, 4.2, 4.3 and 4.4, no Employer shall make any contribution for any Plan Year in excess of the maximum amount deductible from income by the Employer for the Plan Year under the provisions of the Code.

4.6          Rollover Contributions.  Notwithstanding the provisions of Section 3.1, the Committee may, at the request of an Eligible Employee, direct the Trustee to accept a cash Rollover Contribution to the Plan for such Eligible Employee provided the Committee reasonably anticipates he will meet the requirements of Section 3.1, to be held in the Rollover Contribution Account for such person, regardless of whether he has fulfilled the requirements for participation under Section 3.1.  For purposes of this Section, a Rollover Contribution includes a direct transfer of an eligible rollover contribution within the meaning of Section 401(a)(31) of the Code.  Prior to the acceptance of a Rollover Contribution, the Committee may require the submission of evidence so that it may be reasonably satisfied that such Rollover Contribution qualifies as a Rollover Contribution.  If the Committee shall determine subsequent to any Rollover Contribution that such contribution did not in fact constitute a qualified Rollover Contribution, the amount of his Rollover Contribution Account shall be returned to the Employee or Participant.  An Eligible Employee making a Rollover Contribution who is otherwise ineligible to be a Participant shall be a Participant solely for the purpose of making and withdrawing such contributions until he meets the other requirements for participation in the Plan.

All Rollover Contributions are fully vested and nonforfeitable.

4.7          Determination and Amount of Employer Contributions.  The Board of Directors or its designee shall determine and shall certify to the Trustee the amount of any contribution to be made by each Employer hereunder.  In making such determination, the Board of Directors or its designee shall be entitled to rely upon the estimates of Compensation made by the chief accounting officer of the Employer.  Such determination shall be binding on all Participants, the Trustee, and the Employer.  Under no circumstances shall any Participant or Beneficiary have any right to examine the books and records of any Employer.

Employer Contributions shall be made in cash or to the extent permitted under federal law in other property (real or personal) provided that any noncash Employer Contribution shall be valued at fair market value at the time it is delivered to the Trustee.

Article V.

Restrictions and Limitations on Contributions

5.1          Order of Application of the Restrictions on Certain Contributions.  Sections 5.2, 5.3, 5.4, 5.5, and 5.6 shall be applied in sequential order to contributions under the Plan.

5.2          Restrictions on Pre-Tax Contributions.  Notwithstanding the provisions of Section 4.3, no participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, that exceed either the maximum dollar amount permitted under Section 402(g) of the Code as set forth in subparagraphs (a) and (b) of this Section (except to the extent permitted under Section 4.4 and Code Section 414(v), if applicable) or the amounts permitted under the non-discrimination rules of Section 401(k) of the Code as set forth in Section 5.3 and in Section 5.5:

(a)           Deferral Limits.  Notwithstanding anything in Section 4.3 to the contrary, (1) an Active Participant’s Pre-Tax Contributions under the Plan (including any Employer Matching Contributions treated as elective deferrals), and his elective contributions excluded from the Participant’s gross income under any Related Plan for any calendar year shall not exceed $15,500 (in 2007, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of Treasury or his delegate); and (2) the Committee may, in its discretion, limit the periodic amount of Pre-Tax Contributions for Active Participants to a pro rata portion of such annual limit with such rounding and other administratively desirable provisions as it from time to time deems appropriate.

(b)           Aggregate Deferral.  If for any calendar year, the Participant notifies the Committee in writing prior to March 1 (or such later date as the Committee permits, but no later than April 15) of the succeeding calendar year that the sum of (1) the Participant’s Pre-Tax Contributions (including any Employer Matching Contributions treated as elective deferrals), (2) any elective deferrals (as defined in Section 402(g) of the Code) under a Related Plan, and (3) other elective deferrals (as defined in Section 402(g) of the Code) exceeds $15,500 (in 2007, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of Treasury or his delegate, and increased in accordance with the provisions of Sections 402(g)(4) and 402(g)(8) of the Code as applicable), then the Committee shall, not later than the April 15 following the receipt of such notice, distribute to the Participant all or such portion of the Participant’s Pre-Tax Contributions (by first distributing unmatched Pre-Tax Contributions then matched Pre-Tax Contributions) for such calendar year as requested in writing, but no more than the amount necessary to eliminate the excess.  A Participant is deemed to have notified the Committee of his excess deferrals to the extent that such Participant has excess deferrals for the calendar year calculated by only taking into account the amounts described in subparagraphs 5.2(b)(1) and (2).  Any income allocable to such excess amount, determined under Section 5.2(c), shall also be distributed.  Any Employer Matching Contributions (including any income allocable thereto determined under Section 5.2(c)) made with respect to such distributed matched Pre-Tax Contributions, shall be forfeited and allocated to the Employer Matching Contribution

Account of each Active Participant, including the Active Participant from whose Account such contribution has been forfeited, in the same proportion that the amount of such Active Participant’s Employer Matching Contribution bears to the total amount of Employer Matching Contributions of all Active Participants for the Plan Year which begins in such calendar year after giving effect to the forfeitures prescribed by this sentence.

(c)           Allocation of Income.  Income for a completed calendar year shall be allocated to and distributed with any amounts distributed to a Participant.  The amount of income for a completed calendar year shall equal the net income for the calendar year allocable to a Participant’s Pre-Tax Account multiplied by a fraction, the numerator of which is the amount of Pre-Tax Contributions so distributed and the denominator of which is the balance of such Account as of the last day of the calendar year (prior to distribution of any Pre-Tax Contribution for such calendar year and prior to allocation of income, gains, losses and expenses thereto).  No income shall be distributed for the period between the end of a calendar year and the date of a distribution.

5.3          401(k) Discrimination Limits.

(a)           Limits on Deferral Percentages.  For any Plan Year, Section 401(k)(3) Contributions, as defined below, shall in all events be caused to comply with the requirements of Section 401(k)(3) of the Code.  The requirements of Section 401(k)(3) of the Code are as follows:

(i)              either the excess of the actual deferral percentage (as defined below) for the Plan Year of Active Participants who are Highly Compensated Employees over the actual deferral percentage for the Plan Year of Active Participants who were non-Highly Compensated Employees is not more than two (2) percentage points, and the actual deferral percentage for the Plan Year for Active Participants who are Highly Compensated Employees is not more than the actual deferral percentage for the Plan Year of Participants who were non-Highly Compensated Employees multiplied by two (2), or

(ii)              the actual deferral percentage for the Plan Year of the Active Participants who are Highly Compensated Employees is not more than the actual deferral percentage for the Plan Year of Active Participants who were non-Highly Compensated Employees multiplied by 1.25.

(b)           Contributions.  “Section 401(k)(3) Contributions” include Pre-Tax Contributions and, at the Committee’s election, all or any portion of the Special Employer Contributions, or the matching contributions (as defined in Section 401(m)(4)(A) of the Code) and/or qualified non-elective contributions (as defined in Section 401(m)(4)(C) of the Code) made under any Related Plan to the extent permitted in applicable regulations and to the extent the Committee separately accounts therefor (including separate accounting for income, gains, losses, withdrawals, and other credits or charges).

(c)           Actual Deferral Percentage.  The actual deferral percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the amount of Section 401(k)(3) Contributions actually made on behalf of each such Employee for such Plan Year (excluding excess deferrals of non-Highly Compensated Employees to the Plan or any Related Plan) divided by the Employee’s Compensation.  Such ratios and the actual deferral percentage for each group shall be calculated to the nearest one-hundredth of one percent.

(d)           Limits on Section 401(k)(3) Contributions.

(i)              The Committee may establish, from time to time, such rules, restrictions, and limitations as it may deem appropriate to insure that Section 401(k)(3) Contributions made to the Plan satisfy the requirement of Section 401(k)(3) of the Code as set forth herein.  If the Committee determines that it is necessary or desirable, the Committee may reduce or completely disallow Pre-Tax Contributions or Employer Matching Contributions for Highly Compensated Employees, including Pre-Tax Contributions or Employer Matching Contributions already made to the Plan for that Plan Year, as provided in Exhibit I.

(ii)              The Committee shall, after the close of the Plan Year, and no later than 12 months following the close of the Plan Year in which the reduced Pre-Tax Contributions were deferred or the reduced Employer Matching Contributions arose, distribute the amount of the Pre-Tax Contributions reduced (reduced by the amount of any excess deferrals distributed in accordance with Section 5.2(b)), including any income earned on such amounts (determined under Section 5.3(f)), to the Highly Compensated Employees on whose behalf such contributions were made.  Any Employer Matching Contributions reduced (including any income earned on such amounts, determined under Section 5.3(f)), shall be forfeited and allocated to each Employee who is not a Highly Compensated Employee in the same proportion that the amount of such Employee’s Employer Matching Contributions for the Plan Year bears to the total amount of Employer Matching Contributions of all such Employees who are not Highly Compensated Employees for the Plan Year.

(e)           Aggregation Rules.  Notwithstanding the foregoing provisions in this Section 5.3, if a Related Plan which contains a cash or deferred arrangement and the Plan are treated as one plan for purposes of Section 401(a)(4) or 4l0(b) of the Code, such plans shall be treated as one arrangement under this Section 5.3, and further provided that if a Highly Compensated Employee is a participant under a cash or deferred arrangement under the Plan and a Related Plan, such plans shall be tested using the same methodology and treated as one arrangement for purposes of determining the actual deferral percentage for such participant.

(f)           Allocation of Income.  Income for a completed Plan Year shall be allocated to and distributed with any amounts distributed to a Participant.  The amount of income for a completed Plan Year shall equal the net income for the Plan Year allocable to each of a Participant’s respective Accounts to which his Section 401(k)(3) Contributions for the Plan Year are allocated prior to distribution of any excess contributions, multiplied by a fraction, the numerator of which is the amount of Pre-Tax Contributions so distributed and the denominator of which is the total of such Account balance as of the last day of the Plan Year (prior to distribution of any excess contribution for such Plan Year and prior to allocation of income, gains, losses and expenses thereto).  No income shall be distributed for the period between the end of a Plan Year and the date of a distribution.

(g)           Separate Groups.  The nondiscrimination rules described in this Section 5.3 shall be applied separately with respect to the group of Eligible Employees who are members of a collective bargaining unit represented by a collective bargaining agent with which an Employer has or has had a bargaining agreement and with respect to the group of Eligible Employees who are not members of a collective bargaining unit represented by a collective bargaining agent with which the Employer has or has had a bargaining agreement.

5.4          Restrictions on Employer Matching Contributions.

(a)           Limits on Contribution Percentages.  For any Plan Year, Section 401(m) Contributions, as defined below, shall in all events be caused to comply with the requirements of Section 401(m) of the Code.  The requirements of Section 401(m) of the Code are as follows:

(i)               either the excess of the average contribution percentage (as defined below) for the Plan Year of the group of Active Participants who are Highly Compensated Employees over the average contribution percentage for the Plan Year of all Active Participants who were non-Highly Compensated Employees is not more than two (2) percentage points, and the average contribution percentage for the Plan Year of the group of Active Participants who are Highly Compensated Employees is not more than the average contribution percentage for the Plan Year of all Participants who were Non-Highly Compensated Employees multiplied by two (2), or

(ii)              the average contribution percentage for the Plan Year of Active Participants who are Highly Compensated Employees is not more than the average contribution percentage for the Plan Year of all Active Participants who were non-Highly Compensated Employees multiplied by 1.25.

(b)           Contributions.  “Section 401(m) Contributions” include Employer Matching Contributions and, at the Committee’s election, (1) all or any portion of the Special Employer Contributions, or the qualified non-elective contributions (as defined in Section 401(m)(4)(C) of the Code) made under any Related Plan and (2) all or any portion of the Pre-Tax Contributions or elective deferrals (as defined in Section 402(g) of the Code) made under any Related Plan to the extent permitted in applicable regulations and to the extent the Committee separately accounts therefor (including separate accounting for income, gains, losses, withdrawals, and other credits or charges).

(c)           Average Contribution Percentage.  The average contribution percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the amount of Section 401(m) Contributions actually paid over to the Plan on behalf of each employee divided by the Employee’s Compensation.  Such ratios and the average Contribution percentage for each group shall be calculated to the nearest one-hundredth of one percent.

(d)           Limits on Section 401(m) Contributions.

(i)              The Committee may establish, from time to time, such rules, restrictions and limitations as it may deem appropriate to insure that Section 401(m) Contributions made to the Plan satisfy the requirements of Section 401(m) of the Code set forth herein.  If the Committee determines that it is necessary or desirable, the Committee may reduce or disallow Employer Matching Contributions or Pre-Tax Contributions for such Highly Compensated Employees, including Employer Matching Contributions or Pre-Tax Contributions already made for that Plan Year, as provided in Exhibit II.

(ii)             The Committee shall, after the close of the Plan Year, and no later than 12 months following the close of the Plan Year in which the reduced Pre-Tax Contributions were deferred or the reduced Employer Matching Contributions arose, distribute the amount of such contributions, including any income earned on such amounts (determined under Section 5.4(f)), to the Highly Compensated Employees on whose behalf such contributions were made.

(e)              Aggregation.  Notwithstanding any provision in this Section 5.4 to the contrary, if a Related Plan to which matching contributions and employee contributions are made and the Plan are treated as one plan for purposes of Code Section 401(a)(4) or Code Section 410(b), such plans shall be treated as one arrangement under this Section, if a Highly Compensated Employee is a participant under any Related Plan to which matching contributions and employee contributions are made, such plan and the Plan shall be tested using the same methodology and treated as one arrangement for purposes of determining the average contribution percentage of such Highly Compensated Employee.

(f)           Allocation of Income.  Income for a completed Plan Year shall be allocated to and distributed with any amounts distributed to a Participant.  The amount of income for a completed Plan Year shall equal the net income for the Plan Year allocable to each of a Participant’s respective Accounts to which his Section 401(m) Contributions for the Plan Year are allocated prior to distribution of any excess contributions, multiplied by a fraction, the numerator of which is the amount of Pre-Tax Contributions and Employer Matching Contributions so distributed and the denominator of which is the total of such Account balances as of the last day of the Plan Year (prior to distribution of any excess contribution for such Plan Year and prior to allocation of income, gains, losses and expenses thereto).  No income shall be distributed for the period between the end of a Plan Year and the date of a distribution.

(g)           Separate Groups.  The nondiscrimination rules described in this Section 5.4 shall be applied only with respect to the group of Eligible Employees who are not members of a collective bargaining unit represented by a collective bargaining agent with which the Employer has or has had a bargaining agreement.

5.5          Multiple Use of Section 5.3 and Section 5.4.  The multiple use test described in Treasury Regulation section 1.401(m)-2 and in Section 5.5 of the prior restatement of the Plan that was generally effective January 1, 2001 does not apply for Plan Years beginning after December 31, 2001.

5.6          Limitations on Contributions.

(a)           Limitations on Contributions.  Any of the provisions herein to the contrary notwithstanding, a Participant’s Annual Additions (as defined in Section 5.6(b)(i) below) for any Plan Year shall not exceed his Maximum Annual Additions (as defined in Section 5.6(b)(ii) below) for the Plan Year.  If a Participant’s Annual Additions exceed his Maximum Annual Additions, the Participant’s Annual Additions for the Plan Year shall be reduced according to Section 5.6(c) by the amount necessary to eliminate such excess (the “Annual Excess”).

(b)           Definitions.

(i)                “Annual Additions” of a Participant for a Plan Year means the sum of the following:

(A)           Employer Profit Sharing Contributions, Minimum Employer Contributions and Forfeitures (relating to Employer Contribution Accounts) for the Plan Year allocated to his Employer Contribution Account,

(B)           Employer Matching Contributions (including Forfeitures other than those related to the Employer Contribution Accounts) for the Plan Year allocated to his Employer Matching Contribution Account,

(C)           Pre-Tax Contributions for the Plan Year allocated to his Pre-Tax Contribution Account,

(D)           Special Employer Contributions allocated to his Pre-Tax Contribution Account,

(E)           all employer contributions and forfeitures for such Plan Year allocated to such Participant’s accounts for such Plan Year under any Related Defined Contribution Plan,

(F)           the amount of nondeductible employee contributions under any Related Plan made by the Participant during the Plan Year, and

(G)           solely for purposes of the limit described in Section 5.6(b)(ii)(B), contributions allocated to any individual medical account established for the Participant, which is part of a Related Defined Benefit Plan, as provided in Code Section 415(1) and any amount attributable to post-retirement medical benefits allocated to an account, established under Code Section 419A(d)(1), for the Participant.

Rollover Contributions to the Plan shall not be included as a part of the Participant’s Annual Additions.  Employer Contributions distributed under Section 5.2 in any Plan Year shall not be included as a part of the Participant’s Annual Additions.  Employer Contributions distributed or forfeited under Sections 5.3 and 5.4 in any Plan Year shall be included as a part of the Participant’s Annual Additions.

(ii)             The “Maximum Annual Addition” that may be contributed or allocated to a Participant’s Account under the Plan for any Plan Year beginning on or after the Effective Date shall, except to the extent permitted under Section 4.4 and Code Section 414(v), if applicable, not exceed the lesser of (A) and (B) below:

(A)           $45,000 in 2007, as thereafter adjusted for increases in the cost-of-living under Code Section 415(d), or

(B)           100 percent of the Participant’s compensation, within the meaning of section 415(c)(3) of the Code (and as defined in Section 2.12(b) of the Plan), for the Plan Year; provided, however that the compensation limit referred to in this subsection (B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) that is otherwise treated as an Annual Addition.

(c)           Elimination of Annual Excess.  If a Participant has an Annual Excess for a Plan Year, such excess shall not be allocated to the Participant’s Accounts but shall be eliminated as follows:

(i)              The Participant’s Pre-Tax Contributions, which are not matched by the Employer pursuant to Section 4.2, and his Special Employer Contributions allocated to his Pre-Tax Contribution Account shall be reduced by first reducing his Special Employer Contributions and thereafter his unmatched Pre-Tax Contributions to the extent necessary to eliminate the Annual Excess.

(ii)             If any Annual Excess remains, the Participant’s Pre-Tax Contributions which are matched by the Employer pursuant to Section 4.2 and his Employer Matching Contributions shall be reduced in proportionate amounts to the extent necessary to eliminate the remaining Annual Excess.

(iii)            If any Annual Excess remains, the Participant’s Employer Profit Sharing Contributions and Forfeitures shall be reduced in the order stated to the extent necessary to eliminate the remaining Annual Excess.

(iv)            If any Annual Excess remains, contributions allocated to such Participant’s individual medical account, which is part of a Related Defined Benefit Plan, as provided in Code Section 415(1), and any amount attributable to post-retirement medical benefits allocated to such Participant, established under Code Section 419A(d)(1), shall be reduced in proportionate amounts to the extent necessary to eliminate the remaining Annual Excess.

Any Pre-Tax Contributions reduced or eliminated under this Section 5.6 shall be distributed to the Participant.  Any allocations of Employer Profit Sharing Contributions, Forfeitures, Employer Matching Contributions and Special Employer Contributions reduced or eliminated under this Section 5.6 shall, subject to the limits of this Section 5.6, be reallocated to the Accounts of the other Participants as of the last day of that Plan Year in the same manner as such Contributions were initially allocated.  Any Employer Profit Sharing Contributions, Forfeitures, Employer Matching Contributions and Special Employer Contributions which cannot, under the limits of this Section 5.6, be reallocated to the Accounts of other Participants in the Plan Year shall be held, subject to the limits of this Section 5.6, in a suspense account and reallocated in the subsequent Plan Year prior to making any Employer Contributions in any subsequent Plan Year.  On Plan termination any amounts held in a suspense account which, under the limits of this Section 5.6, cannot be reallocated to Participants in the Plan Year of the termination, shall be returned to the Employers in such proportions as shall be determined by the Committee.

(d)           For purposes of this Section 5.6, the standard of control for determining a Commonly Controlled Entity under Sections 414(b) and 414(c) of the Code (and thus also Related Plans) shall be deemed to be “more than 50%” rather than “at least 80%”.

Article VI.

Allocations of Contributions

6.1          Employer Profit Sharing Contributions and Forfeitures.  As of the last day of the Plan Year, Employer Profit Sharing Contributions and Forfeitures (relating to the Employer Contribution Accounts) shall be allocated to the Employer Contribution Account of each Active Participant who is an Employee of the Company (or any Employer who has adopted the Plan pursuant to Section 13.1) in an amount equal to the product of the aggregate amount of the Employer Profit Sharing Contributions and such Forfeitures multiplied by a fraction, the numerator of which is such Active Participant’s Compensation and the denominator of which is the Compensation of all Active Participants who are Employees of the Company (or of any Employer who has adopted the Plan pursuant to Section 13.1).

6.2          Special Employer Contributions.  As of the last day of the Plan Year, all Special Employer Contributions for the Plan Year shall be allocated to the Pre-Tax Contribution Account of each non-Highly Compensated Employee who is an Active Participant for the Plan Year in an amount equal to the Special Employer Contribution multiplied by a fraction, (a) for purposes of Section 5.3(a), the numerator of which is such Active Participant’s Pre-Tax Contribution for the Plan Year, and the denominator of which is the total of all Pre-Tax Contributions made for all non-Highly Compensated Employees who are Active Participants in the Plan, and (b) for purposes of Section 5.4(a), the numerator of which is such Active Participant’s Employer Matching Contributions for the Plan Year, and the denominator of which is the total of all Employer Matching Contributions for the Plan Year made for all non-Highly Compensated Employees who are Active Participants in the Plan.

6.3          Pre-Tax Contributions.  As of each Valuation Date, Pre-Tax Contributions made since the immediately preceding Valuation Date shall be allocated to the Pre-Tax Contribution Account of the Active Participant on whose behalf they were made.

6.4          Employer Matching Contributions.  As of each Valuation Date, all Employer Matching Contributions made since the immediately preceding Valuation Date shall be allocated to the Employer Matching Contribution Account of each Active Participant on whose behalf they were made.

6.5          Catch-Up Contributions.  As of each Valuation Date, Catch-Up Contributions made since the immediately preceding Valuation Date shall be allocated to the Catch-Up Contribution Account of the Active Participant on whose behalf they were made.

Article VII.

Trustee and Trust Fund

7.1          Trust Agreement.  The Company and the Trustee have entered into a Trust Agreement which provides for the investment of the assets of the Plan and administration of the Trust Fund.  The Trust Agreement, as from time to time amended, shall continue in force and shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement.

7.2          Selection of Trustee.  The Board of Directors shall select the Trustee in accordance with the Trust Agreement.  The subsequent resignation or removal of a Trustee and the appointment of a successor Trustee and the approval of his or its accounts shall all be accomplished in the manner provided in the Trust Agreement.

7.3          Trustee’s Duties.  The powers, duties and responsibilities of the Trustee shall be as stated in the Trust Agreement, and nothing contained in this Plan either expressly or by implication shall be deemed to impose any additional powers, duties or responsibilities upon the Trustee.  All Employer Contributions and Rollover Contributions shall be paid into the Trust, and all benefits payable under the Plan shall be paid from the Trust.  An Employer shall have no rights or claims of any nature in or to the assets of the Trust Fund except the right to require the Trustee to hold, use, apply and pay such assets held by the Trustee, in accordance with the directions of the Committee, for the exclusive benefit of the Participants and their Beneficiaries, except as otherwise provided in Sections 5.6 and 7.11.

7.4          Trust Expenses.  All clerical, legal and other expenses of the Plan and the Trust and Trustee’s fees, if any, shall be paid by the Trust except to the extent paid by an Employer.

7.5          Trust Entity.  The Trust under this Plan from its inception shall be a separate entity aside and apart from Employers or their assets.  The Trust, and the corpus and income thereof, shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of any Employer.

7.6          Separate Accounts.  The Committee, or the Trustee on the Committee’s behalf, shall maintain separate Accounts for each Participant as described in Section 2.1 hereof.  Every adjustment to a Participant’s Accounts shall be considered as having been made on the relevant Valuation Date regardless of the date of actual entry or receipt by the Trustee of Employer Contributions for a Plan Year.

7.7          Investment Funds.  A Participant’s Accounts shall be invested in the Investment Funds designated by the Committee for the investment of Participants’ Accounts.  The Committee may, from time to time, designate additional Investment Funds with such investment characteristics as it deems appropriate.  The Committee may also terminate any Investment Fund and may modify the investment characteristics of any Investment Fund as it deems appropriate.  The designation, modification or termination of any Investment Fund shall be reflected in the records of the Committee.  Notwithstanding the foregoing, Investment Funds may consist of any of the following types of Investment Funds:

(a)           Pooled Investment Funds.  Such Investment Funds providing for the pooled or commingled investment of Participants’ Accounts as the Committee shall from time to time establish, subject to such conditions and limitations as it shall impose.

(b)           Separate Investment Funds.  Such other Investment Funds (including but not limited to mutual funds or annuity contracts) as the Committee shall from time to time establish, subject to such conditions and limitations as it shall impose.

(c)           Company Stock Fund.  Such Investment Fund as the Committee shall from time to time establish providing for the investment of up to 100% of the Participant’s Accounts in qualifying employer securities (as provided in Section 407 of ERISA) of the Company except as otherwise provided by the Committee and subject to such further conditions and limitations as the Committee shall impose.

The Committee may determine in its discretion, from time to time, the portion of each Participant’s Account which shall be invested in each of the above Investment Funds, or the Committee may permit Participants subject to such conditions and limitations as the Committee shall impose, to elect the Investment Fund or Funds in which each of his Accounts shall be invested.

7.8           Trust Income.  As of each Valuation Date the fair market value of the Trust shall be determined, recorded and communicated in writing to the Committee by the Trustee.  The Trustee shall also determine the fair market value of each separate Investment Fund.  The Trustee’s determination of fair market value shall be final and conclusive on all persons.  All

Accounts under the Plan shall be adjusted as of each Valuation Date to reflect the effects of income, realized and unrealized gains and losses, and expenses applicable to the fund or funds where such Accounts are invested.  Such adjustments shall be based upon the proportion that each Account is invested in a fund as of the last preceding Valuation Date, after any reductions for distributions subsequent to such date, bears to the total of all Accounts invested in the same fund as of the last preceding Valuation Date, after reductions for any distributions subsequent to such date.  Contributions made to the Plan since the preceding Valuation Date will be credited to a Participant’s Account after adjustment for income, realized and unrealized gains and losses, and expenses, based on the period of time they were in the fund.

7.9          Segregated Accounts.  Except as provided in Section 7.7 and 8.12, the Committee shall not direct the Trustee to hold any portion of an Accrued Benefit in a separate segregated account.

7.10       Correction of Error.  In the event of an error in the adjustment of a Participant’s Account, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income or as an expense of the Trust for the Plan Year in which the correction is made.  Except as provided in this Section, the accounts of other Participants shall not be readjusted on account of such error.

7.11       Right of the Employers to Trust Assets.  Except as provided in Section 5.6, the Employers shall have no right or claims of any nature in or to the Trust Fund except the right to require the Trustee to hold, use, apply, and pay such assets in its possession in accordance with the Plan for the exclusive benefit of the Participants or their Beneficiaries and for defraying the reasonable expenses of administering the Plan and Trust; provided, that:

(a)           if an Employer Contribution is conditioned upon the initial qualification of the Plan under Sections 401(a) or 401(k) of the Code and if the Plan does not so qualify, Pre-Tax Contributions conditioned on such qualification shall be distributed to the appropriate Participant and other Employer Contributions shall be returned to the appropriate Employer within one year of the denial of qualification of the Plan;

(b)           if, and to the extent that, a deduction for Employer Contributions under Section 404 of the Code is disallowed, Pre-Tax Contributions conditioned on deductibility shall be distributed to the appropriate Participant and other Employer Contributions conditioned upon deductibility shall be returned to the appropriate Employer within one year after the disallowance of the deduction; and

(c)           if, and to the extent that, an Employer Contribution is made through mistake of fact, Pre-Tax Contributions shall be distributed to the appropriate Participant and other Employer Contributions shall be returned to the appropriate Employer within one year of the payment of the contribution.

All Employer Contributions are conditioned on the Plan’s being initially qualified under Section 401(a) of the Code, all Pre-Tax Contributions are conditioned on the Plan’s being initially qualified under Section 401(k) of the Code and all Employer Contributions are conditioned upon their being deductible under Section 404 of the Code.

Article VIII.

Benefits

8.1          Payment of Benefits in General.  A Participant’s benefits under this Plan shall be payable in accordance with the provisions of this Article, on or after the Valuation Date coinciding with or next following the Participant or Beneficiary’s election or other right to commence to receive such benefits.

(a)           If a Participant has a Termination of Employment due to retirement on or after his Normal Retirement Date, Disability, or for any other reason other than death, the Participant’s vested Accrued Benefit shall be payable, in accordance with and subject to the limitations of Section 8.2.

(b)           If a Participant dies, his vested Accrued Benefit shall be payable to his surviving spouse, or to his other Beneficiary or Beneficiaries if he was not married at the time of his death or to the extent he names a Beneficiary other than his surviving spouse, in accordance with and subject to the limitations of Section 8.3.

(c)           A Participant may elect to withdraw all or any portion of his vested Accrued Benefit prior to his Termination of Employment in accordance with and subject to the limitations of Section 8.4.

(d)           If a Participant is otherwise entitled to a distribution due to retirement on or after Normal Retirement Date, Disability, death, or other Termination of Employment, the Committee shall require the immediate distribution of small vested Accrued Benefits in accordance with and subject to the limitations of Section 8.10, notwithstanding the provisions of Sections 8.2, 8.3, and 8.9.

(e)           If a Participant is entitled to a distribution, such distribution may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given to the Participant, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

8.2          Payment of Vested Accrued Benefit on Termination of Employment.

(a)           Election of Payment.  If a Participant has a Termination of Employment for any reason other than the Participant’s death, the Trustee shall distribute to the Participant his vested Accrued Benefit at such time as the Participant, in writing, shall elect.

(b)           Form of Payment for Distributions Commencing at least 90 days after Notice.  Effective on and after December 22, 2001, a Participant’s vested Accrued Benefit shall be paid to the Participant only in the form of a single lump sum payment;

provided, however, that this provision shall not apply (and the provisions of Section 8.2(c) shall apply) with respect to the vested Accrued Benefit of any Participant who was eligible for and elected to receive a distribution commencing earlier than the earliest of (i) the 90th day after the Participant has been furnished a summary of the foregoing provision or (ii) January 1, 2003.

(c)           Form of Payment for Distributions Commencing Prior to 90 days after Notice.  If Section 8.2(b) does not apply with respect to the distribution of a Participant’s vested Accrued Benefit, the Participant’s vested Accrued Benefit shall be distributed (as elected by the Participant) in the form of one (1) lump sum, partial lump sums, installments or in the form of a nontransferable annuity contract; provided, however, that a Participant who has a Termination of Employment for reasons other than retirement on or after his Normal Retirement Date, Disability, or death, shall not be entitled to elect installment payments commencing before his Normal Retirement Date; and further provided that a Participant who has a Termination of Employment prior to age 55 shall not be eligible to elect partial lump sum payments.  If a Participant elects to receive his vested Accrued Benefit in the form of a nontransferable annuity contract, the method, form, valuation and timing of the distribution shall be determined in accordance with Section 8.14.  If a Participant is eligible for and elects installment payments, the following provisions shall apply:

(i)              Installment payments shall be payable at least annually, over a period certain not in excess of the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his Beneficiary nor shall such period be longer than the period permitted under the minimum distribution incidental benefit requirement of Treasury Regulation Section 1.401(a)(9)(2).

(ii)             The life expectancy of a Participant and of his spouse and the joint and last survivor life expectancy of the Participant and his spouse may be redetermined if the Participant or spouse so elects, but may not be redetermined more frequently than annually.  In the absence of such an election, life expectancy shall not be redetermined.

(iii)            A Participant may elect to change the method and timing of payments; however, payments shall be made within the limitations of this Section.

If a Participant is eligible for and elects to have his vested Accrued Benefit paid in the form of partial lump sum payments, such payments shall be made in annual increments equal to a specified dollar amount or percentage of his vested Accrued Benefit.  A Participant may elect to change the dollar amount or percentage; provided, however, that such distributions are limited to one per calendar year and the payments must satisfy the rules applicable herein to installment payments.  If a Participant receives a partial lump sum payment, the Participant shall not thereafter be eligible for an annuity.

8.3          Payment of Vested Accrued Benefit on Death.

(a)           Payment to Spouse or Other Beneficiary.  On the death of a Participant before his entire vested Accrued Benefit has been paid from the Plan, the Trustee shall pay the Participant’s vested Accrued Benefit (or remaining vested Accrued Benefit, if any), to the Participant’s surviving spouse, who shall be deemed to be the Participant’s designated Beneficiary, subject to the following sentence.  If the Participant was not married, or to the extent the Participant named a Beneficiary other than his surviving spouse to receive some or all of his vested Accrued Benefit under the Plan (and his surviving spouse consented in accordance with Section 8.9 to the naming of another Beneficiary), the Trustee shall pay the Participant’s vested Accrued Benefit to his Beneficiary.

(b)           Method of Payment.

(i)              Effective on and after December 22, 2001, a Participant’s vested Accrued Benefit shall be paid only in the form of a single lump sum payment to the Participant’s surviving spouse, or as permitted in Section 8.3(a), to the other Beneficiary or Beneficiaries designated by the Participant.  The surviving spouse, or other Beneficiary or Beneficiaries may elect (if they are not prohibited by an election of the Participant from so electing) to defer or otherwise change the timing of the vested Accrued Benefit with respect to the Participant.  Notwithstanding the foregoing provisions of this Section 8.3(b)(i), (i) this Section shall not apply (and the provisions of Section 8.3(b)(ii) shall apply) with respect to any vested Accrued Benefit payable to a Beneficiary who was eligible for and elected to receive a distribution commencing earlier than the earliest of (A) the 90th day after the Participant or Beneficiary has been furnished a summary of the foregoing provision or (B) January 1, 2003 and (ii) if a married Participant elected to receive his vested Accrued Benefit in the form of a nontransferable annuity contract commencing prior to the earlier of (A) and (B) and dies before the payment of his vested Accrued Benefit has commenced, then death benefits shall be paid to the Participant’s surviving spouse in accordance with Section 8.14(a)(iii).

(ii)             If Section 8.3(b)(i) does not apply with respect to the distribution of a Participant’s vested Accrued Benefit, the Participant’s vested Accrued Benefit shall be paid in the form of one lump sum, an annuity described in Section 8.14 or installments (as designated by the Participant) to the Participant’s surviving spouse, or as permitted in Section 8.3(a), to the other Beneficiary or Beneficiaries designated by the Participant.  The surviving spouse, or other Beneficiary or Beneficiaries may elect (if they are not prohibited by an election of the Participant from so electing) to defer or otherwise change the timing or form of the receipt of the vested Accrued Benefit with respect to the Participant.

(c)           Beneficiary Designation.  The Participant may designate a Beneficiary or Beneficiaries to receive the undistributed portion of the Participant’s vested Accrued Benefit.  Such Beneficiary or Beneficiaries shall be designated by the Participant on a

Beneficiary Designation Form provided by the Committee, and may be changed from time to time by filing a new Beneficiary Designation Form with the Committee.  No designation of Beneficiary or change of Beneficiary shall be effective until filed with the Committee.  If (1) a Participant fails to file a valid Beneficiary Designation Form, or (2) all persons designated on the Beneficiary Designation Form predecease the Participant (or, in the case of a Beneficiary other than an individual, ceases to exist prior to the Participant’s death) or, (3) any Beneficiary other than the surviving spouse survives the Participant but dies (or ceases to exist) prior to the receipt of the total amount to which such Beneficiary would have been entitled, and if there are no remaining contingent Beneficiaries, then the Trustee shall distribute the portion of such Participant’s vested Accrued Benefit which is subject to the Beneficiary Designation Form in one lump sum (or such other form of payment elected by the Beneficiary which is available under Section 8.3(b), if any, but subject to Section 8.3(d) or 8.3(e)) to the following who shall be deemed to have been designated as Beneficiaries by the Participant in the following order of precedence:

(i)              his surviving spouse;

(ii)             his lawful descendants including adopted children, per stirpes;

(iii)            his parents in equal shares (if only one parent survives him, his surviving parent);

(iv)            the lawful descendants of his parents, per stirpes; or

(v)              his estate.

(d)           Period of Distribution - Death in Pay Status.  Notwithstanding any other provisions of this Plan, or any elections made by the Participant or his Beneficiary, if a Participant dies on or after the date upon which distribution of his vested Accrued Benefit has commenced in installments, and after his Required Beginning Date, but before his entire vested Accrued Benefit is distributed, the balance of his vested Accrued Benefit shall be distributed to his Beneficiary at least as rapidly as under the method of distribution in effect on the date of the Participant’s death.

(e)           Period of Distribution.  Notwithstanding any other provisions of this Plan, if Section 8.3(d) is not applicable, and a Participant dies before his entire vested Accrued Benefit has been distributed and, if applicable, before his Required Beginning Date, the Participant’s vested Accrued Benefit shall be distributed no later than December 31 of the calendar year which contains the fifth anniversary of his death; except that if his Beneficiary is an individual, his vested Accrued Benefit may be distributed over a period not exceeding the Beneficiary’s life expectancy determined as of the date of the Participant’s death (and if the Beneficiary is a trust or an estate, his vested Accrued Benefit may be distributed over a period permitted under applicable regulations) beginning no later than:

(i)              December 31 of the calendar year immediately following the calendar year in which the Participant died, or

(ii)             if the Beneficiary is the Participant’s surviving spouse and if later, December 31 of the calendar year in which the Participant would have attained the age of 70-1/2 years.

(f)           If the surviving spouse of a Participant is the Beneficiary, and the surviving spouse dies before distributions have begun to the surviving spouse, the rules of this Section 8.3 shall apply as though such surviving spouse were the Participant.

(g)           If a Beneficiary has commenced to receive a distribution under Section 8.3(e), and such Beneficiary dies more than one (1) year after the Participant’s death (or, if later, after the date on which the Participant would have attained age 70-1/2 years if the Beneficiary is the Participant’s surviving spouse), but before the entire vested Accrued Benefit has been distributed, any subsequent Beneficiary shall receive a distribution at least as rapidly as under the distribution method in effect upon the Beneficiary’s death.

(h)           The life expectancy of a Beneficiary who is the Participant’s spouse may be redetermined if so elected by such spouse but shall not be redetermined more frequently than annually.  In the absence of such an election, life expectancy shall not be redetermined.

(i)           Any amount paid to a child, in accordance with regulations prescribed by the Secretary of the Treasury, shall be treated as if it had been paid to the Participant’s surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or such other events as the Secretary of the Treasury may by regulations prescribe).

(j)           Notwithstanding anything in the Plan to the contrary, the provisions of Article XIV shall apply for purposes of all minimum required distribution determinations on or after January 1, 2003 and will take precedence over any and all inconsistent provisions of the Plan.

8.4          Participant Withdrawals.

(a)           Participant Hardship Withdrawals.  A Participant may, on such form and in such manner as the Committee shall prescribe, request a distribution on account of an immediate and heavy financial need of the employee (described in Section 8.4(a)(i) below) provided such distribution does not exceed the lesser of (a) the amount of his Pre Tax Contributions (plus earnings credited thereon as of December 31, 1988 or, in the case of any Participant who was Participant in the Rittenhouse Employees’ Profit Sharing Plan, March 31, 1989), or (b) the amount necessary (described in Section 8.4(a)(ii) below) to satisfy such immediate and heavy financial need.

(i)              Immediate and Heavy Financial Need.  For determinations on or after January 1, 2005, a distribution shall be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

(A)           Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)           Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(C)           Payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children, or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), 152(b)(2) and 152(d)(1)(B));

(D)           Payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of that residence;

(E)           Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B));

(F)           Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(G)           Any other financial condition deemed by the Committee to be “an immediate and heavy financial need” on the basis of uniform non-discriminatory guidelines it may establish in accordance with Code Section 401(k)(2)(B)(i)(iv) and the regulations issued thereunder.

(ii)             Distribution Deemed Necessary to Satisfy Immediate and Heavy Financial Need.  On or after January 1, 2005, a distribution is deemed necessary to satisfy an immediate and heavy financial need of a Participant if:

(A)           The Participant has obtained all distributions other than hardship distributions under this Section, and all non-taxable loans currently available under the Plan and all Related Plans; and

(B)           The Participant’s elective deferrals (as defined in Section 402(g) of the Code) and employee contributions under the Plan or any Related Plan or any nonqualified plan of deferred compensation of the

Employer shall be suspended for six months after receipt of the hardship distribution;

Notwithstanding the foregoing, (i) the distribution may not be in excess of the amount of the immediate and heavy financial need of the Participant, which amount may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution and (ii) the distribution must be for a need that cannot be relieved from other resources that are reasonably available to the Participant, including assets of the Participant’s spouse and minor children that are reasonably available to the Participant.  For purposes of (ii), the Committee shall be entitled to rely on the Participant’s representation (made in writing or such other form as may be prescribed by the Internal Revenue Service), unless the Employer has actual knowledge to the contrary, that the need cannot be reasonably relieved (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant’s assets; (3) by cessation of elective or employee contribution under the Plan; (4) by other currently available distributions (including distribution of ESOP dividends under Section 404(k) of the Code, if applicable) and nontaxable (at the time of the loan) loans, under plans maintained by the Employer or any other Employer; or (5) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

A participant who receives a distribution of elective deferrals on account of hardship under this Section 8.4(a) shall be prohibited from making elective deferrals and employee contributions under this Plan and all other plans of the employer for 6 months after receipt of the distribution.

(b)           Withdrawal of Rollover Contributions.  A Participant may withdraw all or any portion of the Participant’s Rollover Contribution Account.

(c)           Withdrawal of VIP/IRA Contributions.  A Participant who has withdrawn the total amount available under subsection (b) above may withdraw all or any portion of the Participant’s VIP/IRA Contribution Account.

(d)           Withdrawal of Employee Contributions.  A Participant who has withdrawn the total amount available under subsections (b) and (c) above, may withdraw all or any portion of the Participant’s Employee Contribution Account.

(e)           Withdrawal of Matching Contributions.  If a Participant has withdrawn the total amount available under subsections (b), (c) and (d) above, the Participant may withdraw all or any portion of the Participant’s Employer Matching Contribution Account prior to attaining age 59-1/2 only if the Participant has satisfied the requirements for a hardship withdrawal (as described in Sections 8.4(a)(i) and 8.4(a)(ii)).

(f)           Withdrawal After Attaining Age 59-1/2.  If a Participant has attained age 59-1/2 and has withdrawn all of the total amount available under subsections (b), (c) and

(d) above, the Participant may withdraw all or any portion of the Participant’s vested Accrued Benefit.

(g)           Withdrawal at or after Disability.  If a Participant has a Disability, in addition to any other withdrawal to which the Participant may independently be entitled to elect under this Section 8.4, he may elect to withdraw all or any portion of his vested Employer Contribution Account.

(h)           Qualified Reservist Withdrawal.  If a Participant is (by reason of being a member of a reserve component (as defined in 37 U.S.C. section 101) ordered or called to active duty (after September 11, 2001 and before December 31, 2007) for a period in excess of 179 days or for an indefinite period, in addition to any other withdrawal to which the Participant may independently be entitled to elect under this Section 8.4, he may elect to withdraw, at any time beginning on the date of such order or call and ending at the close of the active duty period, all or any portion of the Pre-Tax Contributions in his Pre-Tax Contribution Account, plus income and gains and less expenses and losses attributable thereto.

(i)           Withdrawal Procedures and Restrictions.  If a Participant is eligible for a withdrawal pursuant to this Section 8.4, the Participant may request such withdrawal by filing a properly completed form with the Committee in such manner and on such form as shall be prescribed by the Committee.  Such distribution shall be made as of the first Valuation Date after the date which is 30 days after the Committee approves the withdrawal or as soon thereafter as is reasonably possible.  The amount of any withdrawal shall not be more than the total amount available for withdrawal pursuant to Sections 8.4(a) through (h) valued as of the applicable Valuation Date and shall be distributed in one (1) lump sum (or, in the case of withdrawals pursuant to Sections 8.4(f), and (g), in accordance with the provisions of Section 8.2).  The withdrawal shall be withdrawn ratably out of each Investment Fund in which the Participant’s Account is invested as of the applicable Valuation Date.  Notwithstanding the foregoing, if a Participant has elected to receive a distribution in the form of a nontransferable annuity contract pursuant to Section 8.2(a) commencing prior to the earliest of the dates described in Section 8.2(b)(i) and (ii), then Participant’s withdrawal election shall not be effective unless the Participant’s spouse (if the Participant is married) consents to the withdrawal in accordance with Section 8.9.

(j)           Continued Participation.  A Participant must be an Active Participant to be eligible for a distribution pursuant to this Section 8.4 (or, for purposes of a distribution pursuant to Section 8.4(h), on an absence due to applicable active duty in the Armed Forces of the United States).  A Participant who receives a distribution pursuant to this Section 8.4 shall continue to participate in the Plan in accordance with the provisions thereof.

8.5          Vested Interests.

(a)           A Participant shall be one-hundred percent (100%) vested in his Accrued Benefit at all times.

(b)           A Participant who had a Termination of Employment prior to the Effective Date and resumes service with the Employer or a Commonly Controlled Entity shall be subject to the rules with respect to Forfeitures under the terms of the Plan as in effect upon his Termination of Employment.

(c)           Forfeitures arising under the Plan, which are not applied to reinstate other Forfeitures shall (1) in the case of Forfeitures relating to the Employer Contribution Accounts, be applied for such Plan Year in accordance with Section 6.1 and (2) in the case of all other Forfeitures, applied as a reduction against each Employer’s Matching Contributions for such Plan Year under Section 6.4 in such amounts as determined by the Committee and allocated with Matching Contributions of such Employer under Section 6.4.

8.6          Deduction of Taxes from Amounts Payable.  The Trustees may deduct from the amount to be distributed such amount as the Trustees, in their sole discretion, deem proper to protect the Trustees and the Trust against liability for the payment of death, succession, inheritance, income, or other taxes, and out of the money so deducted, the Trustees may discharge any such liability and pay the amount remaining to the Participant or his Beneficiary, as the case may be.

8.7          Deadline for Payment of Benefits.  Notwithstanding any other provision herein, payment of a Participant’s benefits shall be made (unless the Participant elects otherwise) not later than sixty (60) days after the latest of the close of the Plan Year in which (a) the Participant attains age sixty-five (65), (b) occurs the tenth (10th) anniversary of the date on which the Participant commenced participation in the Plan, and (c) the Participant had a Termination of Employment, provided, however, that in no event shall payment of benefits be made or commence after a Participant’s Required Beginning Date.

8.8          Facility of Payment.  If a Participant or Beneficiary is declared an incompetent or is a minor, and a conservator, guardian, or other person legally charged with his care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his care.

If a Participant or Beneficiary is incompetent, is a minor, or, in the opinion of the Committee would fail to derive benefit from distribution of funds, and if a conservator, guardian, or other person charged with his care has not been appointed, the Committee, in its sole and exclusive discretion, may (a) require the appointment of a conservator or guardian; (b) distribute the Participant’s Accrued Benefit to relatives of the Participant or Beneficiary for the benefit of the Participant or Beneficiary, or (c) distribute such Accrued Benefit directly to or for the benefit of the Participant or Beneficiary.

The decision of the Committee in such matters shall be final, binding, and conclusive upon the Employer and the Trustees and upon each Employee, Participant, Beneficiary, and every other person or party interested or concerned.  An Employer, the Trustees and the Committee shall not be under any duty to see to the proper application of such payments made to a Participant, conservator, guardian, or relatives of a Participant.

8.9          Spousal Consent to a Waiver.  A spousal consent to the Participant’s naming of a Beneficiary other than his spouse, or to the waiver of a Qualified Joint and Survivor Annuity or Qualified Survivor Annuity or an election of a surviving spouse with respect to the commencement of the Qualified Survivor Annuity, as applicable, shall:

(a)           be in a writing acknowledging the effect of the consent;

(b)           be witnessed by the Committee or a notary public;

(c)           be effective only for the spouse who executes the consent (except that a consent with respect to a loan in accordance with Sections 8.12 and 8.14(b) shall be effective for the spouse who executes such consent and for any subsequent spouses); and

(d)           designate a Beneficiary (and in the case of a Waiver of a Qualified Joint and Survivor Annuity, a form of distribution), as applicable, which may be further changed without spousal consent only if the consent of the spouse expressly so permits;

provided that the consent of a Participant’s spouse shall not be required if it is established to the satisfaction of the Committee that such consent may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe; and further provided that the Committee may provide a spousal consent form which provides that such consent once given is irrevocable.

8.10        Lump Sum Payment Without Election.  Notwithstanding the provisions of this Article to the contrary, if the Participant or Beneficiary is entitled to a distribution due to the Participant’s retirement on or after his Normal Retirement Date, death, Disability or other Termination of Employment, and if the value of the Participant’s vested Accrued Benefit does not exceed $1,000 (or $5,000 prior to March 28, 2005), the Committee shall, before the commencement of such distribution, direct the immediate distribution of such benefit, if any, regardless of any election or consent of the Participant, his spouse, or other Beneficiary.

8.11        Form of Payment.  Payment will be made in cash, except that the portion of a Participant’s vested Accrued benefit which is invested in whole shares of common stock of Nashua Corporation may be distributed, in such whole shares, if elected by a Participant, to the Participant on or after his Termination of Employment or, if elected by the Participant’s Beneficiary, to the Beneficiary on or after the death of the Participant.

8.12        Participant Loans.

(a)           Upon application of a Participant, the Committee shall grant a loan to the Participant provided the Participant is an Employee or a party-in-interest (within the meaning of Section 3(14) of ERISA) and the requirements of this Section are satisfied in an amount which, when aggregated with the outstanding balance of all loans made to such Participant from the Plan and from any Related Plan, does not exceed the lesser of:

(i)              $50,000, reduced by the excess, if any of

(A)           the highest outstanding balance of loans from the Plan and from any other Related Plan during the 1-year period ending on the day before the loan was made, over

(B)           the outstanding balance of loans from the Plan and from any other Related Plan on the date on which such loan was made, or

(ii)             1/2 of the present value of the Participant’s vested Accrued Benefit under this Plan determined as of the most recent Valuation Date for which a valuation has been completed.

(b)           Any loan under this Section 8.12 shall, by its terms, be required to be repaid within five (5) years (but not less than one year), unless such loan is used to acquire a personal residence which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant in which case the loan shall be required to be repaid within twenty (20) years.  All loans, except as provided in subsection (c) or (d) of this Section 8.12 and in regulations prescribed by the Secretary of Treasury, shall be amortized over the term of the loan in substantially level payments not less frequently than quarterly.

(c)           Where a Participant with an outstanding loan is on a bona fide Authorized Leave of Absence for a period of not more than one year and such leave is either unpaid or, if paid, paid at a rate of pay (after applicable employment tax withholdings) that is less than the amount of the level payments necessary to repay the loan, the Participant shall be permitted a grace period from the requirement to repay the substantially level payments that otherwise would have been required to be repaid during such leave of absence.  However, such a Participant’s outstanding loan (including any interest that accrues during the grace period) must nonetheless be repaid within five (5) years of its origination (or such longer period as originally permitted if the loan qualified for a longer amortization period under the preceding subsection 8.12(b)) and the amount of the substantially level payments due after the end of such leave of absence must not be less than the amount of such payments under the terms of the original loan.  This subsection 8.12(c) shall not apply to any leave of absence that commences prior to January 1, 2006.

(d)           Where a Participant with an outstanding loan is on a Authorized Leave of Absence due to the Participant’s performance of service in the uniformed services (as defined in 39 U.S.C. chapter 43) and such leave is either unpaid or, if paid, paid at a rate of pay (after applicable employment tax withholdings) that is less than the amount of the level payments necessary to repay the loan, the Participant shall be permitted a grace period from the requirement to repay the substantially level payments that otherwise would have been required to be repaid during the period during which the Participant’s obligation to repay the loan has been suspended as permitted under Code Section 414(u)(4).  Notwithstanding anything in this Section 8.12 to the contrary, where any grace period is applied and a Participant’s obligation to repay an outstanding loan has been suspended in accordance with this Section 8.12(d):

(i)              No amortization of the loan shall be required during any such period during which the Participant’s obligation to repay the loan has been suspended.

(ii)              A Participant’s obligation to repay the outstanding loan in substantially level installments shall resume upon the completion of such period of military service and the outstanding loan must be paid by the end of the latest permissible term of the loan (which, solely for purposes of this Section 8.12(d), shall mean the longest repayment period originally permitted under Section 8.12(b) plus any period of suspension of the obligation to repay the loan under this Section 8.12(d)).

(iii)              Interest will accrue on the outstanding loan during the period during which the Participant’s obligation to repay the outstanding loan is suspended under this Section 8.12(d) at a rate equal to the lesser of (A) 6% and (B) the interest rate otherwise determined and applicable with respect to the outstanding loan as determined under Section 8.12(e).

This subsection 8.12(d) shall not apply to any leave of absence that commences prior to January 1, 2006.

(e)           The Committee may grant such loans and may direct the Trustee to lend all or a part of the vested portion of a Participant’s Accrued Benefit, provided that such loans are available to all Participants on a reasonably equivalent basis, are not made available to Highly Compensated Employees in amounts greater than the amounts made available to other employees, bear a reasonable rate of interest, and are adequately secured.  A Participant cannot have more than two loans outstanding at any time.  Unless otherwise specified by the Participant, any loan will be paid on a prorata basis from all of the Participant’s Accounts.  Any such loan, subject to the foregoing, shall be available provided the amount thereof is at least $1,000, is in $500 increments, and shall be under such other terms and conditions as the Committee may in its sole discretion deem appropriate.  Such loan and any interest with respect thereto shall constitute a first lien upon the interest of such Participant in the Accounts from which the loan is paid and shall, to the extent that the loan may be unpaid at the time, be deducted from the amount payable to such Participant or his Beneficiary at the time of distribution of any such Account.

(f)           In the event that a Participant fails to repay a loan according to its terms and foreclosure occurs the Plan may foreclose on the portion of a Participant’s Accounts which secure the loan and for which a distributable event has occurred.  In the event of foreclosure, a distributable event shall be deemed to occur immediately following the next Valuation Date for purposes of Section 72(p) of the Code.  Notwithstanding anything in this Section 8.12 to the contrary, a Participant shall be permitted to cure any failure to repay a loan, and neither foreclosure nor a distributable event shall be deemed to occur, if any missed payment is made before the end of the cure period, which period shall end on the last day of the calendar quarter following the calendar quarter in which the missed payment was due.

(g)           The note representing the loan (and other loans to the same Participant) will be segregated in a separate fund held by the Trustee as a separate ear-marked investment solely for the account of the Participant.  A Participant’s payments to the Trust of principal and interest on a note held in such a segregated fund shall be invested by the Trustee in accordance with the Participant’s investment election then in effect for contributions under the Plan as soon as reasonably practical.  The income and principal repayments of a Participant’s loan shall be allocated to the Participant’s Accounts in an amount equal to the product of the amount of income or principal, respectively, attributable to a loan multiplied by a fraction, the numerator of which is the amount of such account invested in the loan at the time the loan is disbursed and the denominator of which is the total amount of the loan at the time it is disbursed.

(h)           A uniform charge may be assessed by the Plan to defray the expense of establishing, recording and maintaining loans under the Plan.  Such charge shall be debited from any Account or paid directly by the Participant in accordance with such procedures as may be established from time to time by the Committee.

(i)           Spousal consent pursuant to Section 8.9 must be obtained if the Participant has elected to receive distributions from the Plan in the form of a non-transferable annuity contract pursuant to Section 8.2(a) commencing prior to the earliest of the dates described in Section 8.2(b)(i) and (ii).

8.13        Direct Rollover to Another Plan.

(a)           Participants and Spousal Beneficiaries.  Notwithstanding any provision of this Plan to the contrary, a Participant, his surviving spouse or a former spouse who is an alternate payee under a Qualified Domestic Relations Order (as defined in Section 13.7) (a “Distributee”) may elect, at such time and in such manner as prescribed by the Committee, to have all or any portion of the benefits payable to such Distributee which constitutes an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) paid by the Trustee directly to the eligible retirement plan (as described in Section 401(a)(31)(D) of the Code) specified by such Distributee.  The following shall also apply:

(i)              Alternate Payees.  The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

(ii)             After-Tax Employee Contributions Included.  A portion of a distribution shall not fail to be an “eligible rollover distribution” merely because the portion consists of after-tax employee contributions that are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible.

(b)           Non-Spousal Beneficiaries.  Notwithstanding any provision of this Plan to the contrary, a Participant’s designated Beneficiary (as defined in Plan Section 14.5(a)) who is not a Distributee (a “Non-Spousal Distributee”) may elect, at such time and in such manner as prescribed by the Committee, to have all or any portion of the benefits payable to such Non-Spousal Distributee that is treated as an eligible rollover distribution under Section 402(c)(11) of the Code to be paid directly, in a trustee-to-trustee transfer, by the Trustee to an individual retirement plan described in Code Section 408(a) or (b) (“IRA”) that is established for the purpose of receiving the distribution on behalf of the Non-Spousal Distributee and treated as an inherited IRA (within the meaning of Code Section 408(d)(3)(C)).  The determination as to whether all or a portion of the benefits payable to a Non-Spousal Beneficiary may be (i) paid in a trustee-to-trustee by the Trustee to such an IRA and (ii) treated as an eligible rollover distribution for purposes of this Section 8.13(b) shall be made by the Committee (or by such other person as may be designated by the Committee) in accordance with applicable guidance issued by the Department of the Treasury under Code Section 402(c)(11), and which until modified or superseded, is set forth in IRS Notice 2007-7.

8.14        Provisions Applicable to Nontransferable Annuities.

(a)           Annuity Forms of Payment.  If a Participant is eligible for and elects to receive his vested Accrued Benefit in the form of a nontransferable annuity, then the following distribution provisions shall apply with respect to the distribution of the Participant’s vested Accrued Benefit:

(i)              Normal Form of Payment.  If a Participant has a Termination of Employment for reasons other than death, the Trustee shall distribute the Participant’s vested Accrued Benefit to the Participant, if married, in the form of a Qualified Joint and Survivor Annuity or, if single, in the form of a Single Life Annuity commencing on the Participant’s Normal Retirement Date (or, if later, within a reasonable time after the Valuation Date following the Participant’s Termination of Employment) or such earlier or later date following the Participant’s Termination of Employment as the Participant shall in writing elect, unless (A) the Participant, if married, waives (with the consent of the Participant’s spouse in accordance with Section 8.9) the Qualified Joint and Survivor Annuity in accordance with Section 8.14(b)(iv), or (B) the Participant, if single, waives the Single Life Annuity.

(ii)             Optional Forms of Payment.  If the Participant is married and elects to waive the Qualified Joint and Survivor Annuity and if his spouse consents to the waiver, or if the Participant is single and elects to waive the Single Life Annuity, the Participant may elect to receive his payment of his vested Accrued Benefit in the form of any other nontransferable annuity contract that may be purchased from an insurance company providing for the following forms of annuities:

(A)           Spouse Joint and Survivor Annuity.  The Spouse Joint and Survivor Annuity is an annuity payable monthly to the Participant during his lifetime with provision for continuation of 75% or 100% (whichever amount the Participant elects) of the monthly payment amount to the Participant’s spouse for the duration of the spouse’s lifetime after the death of the Participant;

(B)           Contingent Annuitant Option.  The Contingent Annuitant Option provides a monthly benefit during the Participant’s lifetime with a provision that if he dies prior to receiving one-hundred-twenty payments, the balance of such one-hundred-twenty payments shall be paid to a person designated by the Participant at the time of the election of the option (and referred to as a Contingent Annuitant).  After the one-hundred-twenty payments have been made, 50%, 75% or 100% (whichever amount the Participant elects) of the reduced benefit shall be continued to the Contingent Annuitant for the duration of the Contingent Annuitant’s lifetime.  If the Participant and his Contingent Annuitant die after payments have begun, but prior to receiving one-hundred-twenty payments, the balance of such one-hundred-twenty payments shall be paid to the Participant’s Beneficiary;

(C)           Ten or Fifteen-Years Certain Option.  The Ten or Fifteen-Years Certain Option provides a monthly benefit during the Participant’s lifetime with a provision that if he dies prior to receiving one-hundred-twenty or one-hundred-eighty monthly payments (whichever amount the Participant elects), the balance of such one-hundred-twenty or one-hundred-eighty monthly payments shall be paid to the Participant’s Beneficiary;

(D)           Installment Refund Annuity.  The Installment Refund Annuity provides a monthly benefit for sixty, one-hundred-twenty or one-hundred-eighty months (whichever amount the Participant elects).  If the Participant dies prior to receiving the elected sixty, one-hundred-twenty or one-hundred-eighty monthly payments the balance of such payments shall be paid to the Participant’s Beneficiary; or

(E)           Ten-Years Certain and Life Deferred Annuity.  The Ten-Years Certain and Life Deferred Annuity provides a monthly benefit to the Participant commencing in the month he attains age 65.  Such benefit shall be payable during his lifetime with a provision that if he dies prior to receiving one-hundred-twenty monthly payments, the balance of such payments shall be paid to the Participant’s Beneficiary.  If the Participant dies before payments under this option begin, the one-hundred-twenty monthly payments will be commuted and paid to his Beneficiary in a single sum.

Notwithstanding the foregoing, payment of benefits under any nontransferable annuity contract shall be made over a period not extending beyond the life of the Participant or the joint lives of the Participant and his designated Beneficiary or the life expectancy of the Participant or the joint and last survivor life expectancies of the Participant and his designated Beneficiary (determined in accordance with applicable treasury regulations) and shall not exceed the maximum period permitted under the minimum incidental benefit requirement of Proposed Treasury Regulation Section 1.401(a)(9)-2.

(iii)            Payment Upon Death Prior to Annuity Starting Date.  On the death of a Participant before his annuity starting date, which is the date as of which the Participant is entitled to receive payments in accordance with Section 8.14(a)(i) in the form of a Qualified Joint and Survivor Annuity or Single Life Annuity, or in accordance with Section 8.14(a)(ii) in the form of an alternative annuity contract, the Trustee shall pay the Participant’s vested Accrued Benefit to the Participant’s surviving spouse (who shall be deemed to be the Participant’s designated Beneficiary) in the form of a Qualified Survivor Annuity commencing in the month following the month in which the Participant died or, if later, the month in which the Participant would have reached his Normal Retirement Date if he survived unless the surviving spouse elects earlier or later commencement.  If the surviving spouse elects the earlier commencement of the Qualified Survivor Annuity, it shall commence within a reasonable time after the Participant’s death or on such later date as elected by the surviving spouse but not later than the date specified in Section 8.3(e).  The election of the surviving spouse regarding the date of the commencement of the Qualified Survivor Annuity shall be made in accordance with Section 8.9 not more than 90 days before the commencement of the Qualified Survivor Annuity.

If, however, (i) in accordance with Section 8.14(b)(iv) the Participant waives the Qualified Survivor Annuity and his surviving spouse, in accordance with Section 8.9, consents to the waiver, or (ii) the surviving spouse elects following the Participant’s death to waive a Qualified Survivor Annuity (and is not prohibited by an election of the Participant from so electing), the Trustee shall distribute, at such time and in such manner as permitted under Section 8.3, the Participant’s vested Accrued Benefit to the Participant’s designated Beneficiary.  If the Participant is not married on the date of his death, the Participant’s vested Accrued Benefit shall be distributed, at such time and in such manner as permitted under Section 8.3 to the Participant’s designated Beneficiary.

(iv)             Death in Pay Status.  If payment was made on or before the Participant’s death in the form of a Qualified Joint and Survivor Annuity, a Single Life Annuity or any other nontransferable annuity purchased pursuant to Section 8.14(a)(ii), payment upon the death of the Participant, if any, shall continue in accordance with the terms of such nontransferable annuity contract.  If payment of the Participant’s vested Accrued Benefit commenced on or before the Participant’s death in a manner permitted in accordance with Section 8.2, payment upon the death of the Participant shall continue in such form payable to the Participant’s designated Beneficiary.

(b)           Qualified Joint and Survivor Annuity Notice and Waiver Requirements.  If a Participant is eligible for and elects to receive his vested Accrued Benefit in the form of a nontransferable annuity, then the following notice and waiver requirements shall apply to such annuities:

(i)              Explanation of the Joint and Survivor Annuity.  No less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date (which for these purposes means the date payment of all or any part of the Participant’s vested Accrued Benefit is to be made in any form, and in accordance with such regulations as the Secretary of the Treasury may prescribe), the Plan shall provide such Participant, if married, with a written explanation of:

(A)           the terms and conditions of the Qualified Joint and Survivor Annuity,

(B)           the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity,

(C)           the rights of the Participant’s spouse to consent to the Participant’s election to waive the Qualified Joint and Survivor Annuity and the effect of consenting to such waiver, and

(D)           the right to make, and the effect of, a revocation of an election to waive the Qualified Joint and Survivor Annuity.

(ii)             Explanation of the Qualified Survivor Annuity.  The Plan shall provide the Participant with a written explanation of the Qualified Survivor Annuity comparable to the explanation provided in Section 8.14(b)(i) to the extent such explanation is applicable (in accordance with such regulations as the Secretary of the Treasury may prescribe) within the period:

(A)           beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(B)           in the case of a Participant with respect to whom this Section 8.14 first applies after age 32, within the three (3) year period beginning with the first day of the Plan Year in which this Section first applies with respect to such Participant; or

(C)           in the case of a Participant with respect to whom this Section 8.14 applies and who has a Termination of Employment before attaining age 32, within the one (1) year period after the Termination of Employment.

(iii)            Explanation of Single Life Annuity.  Within a reasonable time before the annuity starting date (which for these purposes means the date payment of all or any part of the Participant’s vested Accrued Benefit is to be made in any form, and in accordance with such regulations as the Secretary of the Treasury may prescribe), the Plan shall provide such Participant, if not married, with a written explanation of the Single Life Annuity comparable to the explanation provided in Section 8.14(b)(i) to the extent such explanation is applicable.

(iv)             Waiver of Qualified Joint and Survivor Annuity, Qualified Survivor Annuity and Single Life Annuity.  During the Applicable Election Period and at such other times determined as permitted under applicable law, regulations and rulings in accordance with uniform rules as the Committee shall permit, each Participant with respect to whom this Section 8.14 applies may elect in such manner as the Committee shall require (subject, if married, to his spouse’s consent in accordance with Section 8.14) to waive a Qualified Joint and Survivor Annuity, a Qualified Survivor Annuity or a Single Life Annuity and may revoke such an election.

(v)              “Applicable Election Period” means:

(A)           in the case of an election to waive the Qualified Joint and Survivor Annuity or a Single Life Annuity, the ninety (90) day period ending on the annuity starting date (which for these purposes means the date payment of all or any part of the Participant’s vested Accrued Benefit is to be made in any form), or

(B)           in the case of an election to waive the Qualified Survivor Annuity, the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant’s death; provided that the Applicable Election Period for a Participant who has a Termination of Employment shall begin not later than the date of his Termination of Employment.

(c)           Applicability of Section 8.14.  Any of the provisions of this Plan to the contrary notwithstanding, this Section 8.14 (and the annuity form of payment) shall not apply with respect to the vested Accrued Benefit of any Participant who is eligible for and elects a distribution commencing on or after the earliest of (1) the 90th day after the Participant has been furnished a summary of the provisions herein relating to the elimination of all forms of payment other than the single lump sum or (2) January 1, 2003.

Article IX.

Administration

9.1          Board of Directors Duties.  The Board of Directors shall have overall responsibility for the establishment, amendment, termination, administration and operation of the Plan, which responsibility it shall discharge by the appointment and removal (with or without cause) of the members of the Committee, to which is delegated the overall responsibility for the administration and operation of the Plan and for appointing, supervising and terminating the Trustees and any Investment Manager in accordance with the Trust Agreement.

9.2          Committee Membership.  The Committee shall consist of one (1) or more members, who shall be appointed by the President of the Company.  In the absence of such appointment, if the Trustees are one or more individuals, the Trustees shall serve as the Committee, and if the Trustees are not one or more individuals, the Board of Directors shall serve as the Committee.  The members of the Committee shall remain in office at the will of the President of the Company and the President may from time to time remove any of said members with or without cause and shall appoint their successors.  The Committee shall have the general responsibility for the administration of the Plan and for carrying out its provisions.

9.3          Committee Structure.  Each member of the Committee shall be an officer, director or Employee of an Employer hereunder, and may be a Participant or Beneficiary.  Any member of the Committee shall automatically cease to be a member of the Committee on his ceasing to be an officer, director or Employee of an Employer.  Each person, upon becoming a member of the Committee, shall file an acceptance thereof in writing with the secretary of the Company and the secretary of the Committee.  Any member of the Committee may resign by delivering his written resignation to the secretary of the Company and the secretary of the Committee, and such resignation shall become effective upon the date specified therein.  In the event of a vacancy in membership, the remaining members shall constitute the Committee with full power to act until said vacancy is filled.

9.4          Committee Actions.  The action of the Committee shall be determined by the vote or other affirmative expression of a majority of its members.  Action may be taken by the Committee at a meeting or in writing without a meeting.  The Company shall choose a chairman who shall be a member of the Committee and a secretary who may (but need not) be a member of the Committee.  The secretary shall keep a record of all meetings and acts of the Committee and shall have custody of all records and documents pertaining to its operations.  Either the chairman or secretary may execute any certificate or other written direction on behalf of the Committee.

9.5          Committee Duties.  The Committee on behalf of the Participants and all other Beneficiaries of the Plan and the Trust shall enforce the Plan and the Trust Agreement in accordance with the terms of the Plan and the Trust Agreement and shall have all powers necessary to accomplish that purpose, including, but not by way of limitation, the following:

(a)           To appoint and remove, as it deems advisable, a Plan Administrator;

(b)           To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

(c)           To construe the Plan and Trust Agreement;

(d)           To determine all questions arising in the administration of the Plan, including those relating to the eligibility of persons to become Participants; the rights of

Participants and their Beneficiaries; and Employer Contributions; and its decision thereon shall be final and binding upon all persons hereunder;

(e)           To compute and certify to the Trustee the amount and kind of benefits payable to Participants or their Beneficiaries;

(f)           To authorize all disbursements of the Trustees from the Trust Fund in accordance with the provisions of the Plan;

(g)           To employ and suitably compensate such accountants, attorneys (who may but need not be the accountants or attorneys of the Company), and other persons to render advice and clerical employees as it may deem necessary to the performance of its duties;

(h)           To hear, review and determine claims for benefits;

(i)           To exercise any rights, powers or privileges granted to it by the terms of the Trust Agreement;

(j)           To communicate the Plan and its eligibility requirements to the Employees and notify Employees when they become eligible to participate; and

(k)           To make available to Participants upon request, for examination during business hours, such records as pertain exclusively to the examining Participant.

9.6          Allocations and Delegations of Responsibility.

(a)           The Board of Directors, the Committee and, if the Trustees are one or more individuals, the Trustees, respectively, shall have the authority to delegate, from time to time, by instrument in writing filed in their respective minute books, all or any part of their respective responsibilities under the Plan to such person or persons as it may deem advisable (and may authorize such person, upon receiving written consent of the delegating entity, to delegate such responsibilities to such other person or persons as the delegating entity shall authorize) and in the same manner to revoke any such delegation or responsibility.  Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the delegating entity.  Any Employer, the Board of Directors, the Committee and, if the Trustees are one or more individuals, the Trustees shall not be liable for any acts or omissions of any such delegate.  The delegate shall periodically report to the delegating authority concerning the discharge of the delegated responsibilities.

(b)           The Board of Directors, the Committee and, if the Trustees are one or more individuals, the Trustees, respectively shall have the authority to allocate, from time to time, by instrument in writing filed in their respective minute books, all or any part of their respective responsibilities under the Plan to one or more of their respective members as they may deem advisable, and in the same manner to revoke such allocation of responsibilities.  Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the allocating entity.  An Employer, the Board of Directors, the Committee and, if the Trustees are one or more individuals, the Trustees shall not be liable for any acts or omissions of such member.  The member to whom responsibilities have been allocated shall periodically report to the allocating authority concerning the discharge of the allocated responsibilities.

9.7          Committee Bonding and Expenses.  The members of the Committee shall serve without bond (except as otherwise required by federal law) and without compensation for their services as such; but all expenses of the Committee shall be paid by the Trust except to the extent paid by an Employer.

9.8          Information to be Supplied by Employer.  Each Employer shall provide the Committee and the Trustees or their delegate with such information as it shall from time to time need in the discharge of its duties.  The Committee and the Trustees may rely conclusively on the information certified to it by an Employer.

9.9          Records.  The regularly kept records of the Committee, any Employer and, if the Trustees are one or more individuals, the Trustees, shall be conclusive evidence of the service of a Participant, his Compensation, his age, his marital status, his status as an Eligible Employee, and all other matters contained therein applicable to this Plan; provided that a Participant may request a correction in the record of his age at any time prior to retirement, and such correction shall be made if within 90 days after such request he furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Committee.

9.10        Fiduciary Capacity.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.11        Plan Administrator.  The Committee may appoint a Plan Administrator who may (but need not) be a member of the Committee; and in absence of such appointment, the Committee shall be the Plan Administrator.

9.12        Committee/Plan Administrator Decisions Final.  The Committee and the Plan Administrator have discretionary authority to determine matters within their jurisdiction (including factual matters) and the decisions of the Committee and of the Plan Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Employers and the Trustee and upon each Employee, Participant, former Participant, Beneficiary and every other person or party interested or concerned.

9.13        Company, Committee and Trustees as Agent.  The Company, the Committee and/or, if the Trustees are one or more individuals, the Trustees, shall act as agent for each Employer in the administration of the Plan.

9.14        Fiduciary Responsibility.  If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4,

(a)           in determining that the Participant’s spouse has consented to the Participant’s naming of a Beneficiary other than his spouse or that the consent of the Participant’s spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent or determination, the Plan and its fiduciaries shall have no further liability; or

(b)           in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order (as defined in Section 13.7), or, during any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), in segregating in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order, in paying the amounts segregated or held in escrow to the person entitled thereto if within 18 months the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, in paying such amounts to the person entitled thereto if there had been no order if within 18 months the domestic relations order is determined not to be qualified or if the issue is not resolved within 18 months and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18 month period, then the obligation of the Plan and its fiduciaries to the Participant and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.

Article X.

Claims Procedure

10.1        Initial Claim for Benefits.  Each Participant or Beneficiary (“Claimant”) may submit his application for benefits (“Claim”) to the Committee (or to such other person as may be designated by the Committee) in writing in such form as is provided or approved by the Committee.  A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a Claim prior to his filing a Claim and exhausting his rights to review under Sections 10.1 and 10.2.

When a Claim has been filed properly, such Claim shall be evaluated and the Claimant shall be notified of the approval or the denial of the Claim within ninety (90) days (forty-five (45) days for a Claim for Disability benefits) after the receipt of such Claim unless special circumstances require an extension of time for processing the Claim.  If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day (or, for a Claim for Disability benefits, forty-five (45) day) period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the Claim was filed, except for a Claim for Disability benefits, which date shall not be later than seventy-five (75) days after the date on which the Claim was filed unless an additional thirty (30) day extension is required and written notice is furnished to the Claimant prior to the termination of the initial thirty (30) day extension period, in which case the date by which a final decision will be reached will not be later than one hundred and five (105) days after the date on which the Claim was filed).  A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part.  If a Claim is denied, in whole or in part, the notice shall contain (1) the specific reasons for the denial, (2) references to pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (4) the Claimant’s rights to seek review of the denial.

10.2        Review of Claim Denial.  If a Claim is denied, in whole or in part, the Claimant shall have the right to (i) request that the Committee (or such other person as shall be designated in writing by the Committee) review the denial, (ii) review pertinent documents, and (iii) submit issues and comments in writing, provided that the Claimant files a written request for review with the Committee within sixty (60) days after the date on which the Claimant received written notification of the denial.  Within sixty (60) days (forty-five (45) days for a review of a denied Claim for Disability benefits) after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial sixty (60) day period (forty-five (45) day period for a Claim for Disability benefits) specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days (ninety (90) days for a Claim for Disability benefits) after the date on which the request for review was filed).  The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based.  A decision on review shall be final and binding on all persons for all purposes.

If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the Claim shall become final and binding on all persons for all purposes.

Article XI.

Amendment and Termination of the Plan

11.1         Discontinuance of Contributions.  It is the expectation of the Company that it will continue the Plan and the payment of contributions hereunder indefinitely, but the continuation of the Plan and the payment of Employer Contributions hereunder is not assumed as a contractual obligation of the Company or any other Employer; and the right is reserved by the Company or any other Employer at any time to reduce, suspend or discontinue its contributions hereunder, provided, however, that the Employer Contributions for any Plan Year accrued or determined prior to the end of said Plan Year shall not after the end of said Plan Year be retroactively reduced, suspended or discontinued.

11.2        Amendments.

(a)           The Company, by resolution of the Board of Directors or by action of its President, may amend, modify, change, revise or discontinue the Plan or the Trust Agreement, at any time; provided, that, except as provided in Sections 5.6 and 7.11, no amendment shall (i) increase the duties or liabilities of the Trustees, the Committee or the Plan Administrator without written consent of the entity affected; (ii) have the effect of vesting in any Employer any interest in any funds, securities or other property subject to the terms of this Plan and the Trust Agreement; (iii) authorize or permit at any time any part of the corpus or income of the Trust Fund to be used or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries; or (iv) have any retroactive effect as to deprive any Participant or Beneficiary of any benefit already accrued; provided that no amendment made in conformance to provisions of the Code, or any other statute relating to employee’s trusts, or any official regulations or rulings issued pursuant thereto, shall be considered prejudicial to the rights of any Participant or Beneficiary.

(b)           If a person is not an Employee on or after the effective date of any amendment to the Plan, the amendment shall be deemed as having no effect on the amount of such person’s benefits or other rights under the Plan unless the amendment specifically provides otherwise.

11.3        Plan Termination.  Although it is the intention of the Company that this Plan be permanent, the Company reserves the right to terminate the Plan and the Trust at any time, by delivering to the Committee and to the Trustee a written resolution signed on its behalf by the President of the Company and stating the fact of such termination.

11.4        Payment Upon Termination.  Upon termination of the Plan or complete discontinuance of Employer Contributions hereunder, each Participant’s Accrued Benefit shall become fully vested.  Upon a partial termination of the Plan, the Accrued Benefit of each former Participant who lost status as a Participant (or otherwise suffered the partial termination) because of such partial termination shall become fully vested.  In the event of termination of the Plan without establishment or maintenance of a successor plan and after payment of all expenses and proportional adjustment of accounts to reflect such expenses, fund losses or profits and reallocation to the date of termination, except to the extent that the Board of Directors shall otherwise direct, each Participant and each Beneficiary of a deceased Participant shall be entitled to receive his entire Accrued Benefit.  The Trustee shall make payment of such amounts in cash or if such amounts are not immediately distributed, then continued allocations of the net earnings and losses of the Trust as provided in Section 7.8 shall be made.

11.5        Withdrawal from the Plan by an Employer.  While it is not the present intention of any Employer to withdraw from the Plan and Trust Agreement, any Employer other than the Company may withdraw from the Plan and Trust Agreement, under such terms and conditions as the Board of Directors may prescribe, by delivery to the Trustees and the Company of a resolution of its board of directors electing to so withdraw.

Article XII.

Top Heavy Provisions

12.1        Application.  The definitions in Section 12.2 shall apply under this Article XII and the special rules in Section 12.3 shall apply, notwithstanding any other provisions of the Plan, for any Plan Year in which the Plan is a Top Heavy Plan and for such other Plan Years as may be specified herein.  Anything in this Article XII to the contrary notwithstanding, if the Plan is a multiemployer plan described in Internal Revenue Code Section 414(f) or a multiple employer plan as described in Internal Revenue Code Section 413(c), the provisions of this Article XII shall be applied separately to each Employer and Commonly Controlled Entity taking account of benefits under the plan provided to employees of the Employer or Commonly Controlled Entity because of service with that Employer or Commonly Controlled Entity.  Notwithstanding the foregoing, for any Plan Year beginning after December 31, 2001 the provisions of Section 12.4 of this Article XII shall apply in lieu of any inconsistent provisions of Sections 12.1, 12.2 or 12.3 of this Article XII.

12.2        Special Top Heavy Definitions.  The following special definitions shall apply under this Article XII.

(a)           “Aggregate Employer Contributions” means the sum of all Employer Contributions and Forfeitures under this Plan allocated for a Participant to the Plan and employer contributions and forfeitures allocated for the Participant to all Related Defined Contribution Plans in the Aggregation Group; provided, however, that employer contributions attributable to salary reduction or similar arrangement under the Plan and Related Defined Contribution Plans shall not be included in Aggregate Employer Contributions.

(b)           “Aggregation Group” means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless inclusion of Related Plans in the Permissive Aggregation Group in the Aggregation Group would prevent the Plan from being a Top Heavy Plan, in which case “Aggregation Group” means the group of plans consisting of the Plan and each other Related Plan in a Permissive Aggregation Group with the Plan.

(i)           “Mandatory Aggregation Group” means each plan, whether or not terminated, (considering the Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the four preceding Plan Years,

(A)           had a participant who was a Key Employee, or

(B)           was necessary to be considered with a plan in which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Section 401(a)(4) and Section 410 of the Internal Revenue Code.

If the Plan is not described in (A) or (B) above, it shall not be part of a Mandatory Aggregation Group.

(ii)             “Permissive Aggregation Group” means the group of plans consisting of (A) the plans, if any, in a Mandatory Aggregation Group with the Plan, and (B) any other Related Plan, that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Internal Revenue Code.  A Related Plan in (B) of the preceding sentence may include a simplified employee pension plan, as defined in Internal Revenue Code Section 408(k), and a collectively bargained plan, if when considered as a part of the Aggregation Group such plan does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Internal Revenue Code considering, if the plan is a multiemployer plan as described in Internal Revenue Code Section 414(f) or a multiple employer plan as described in Internal Revenue Code Section 413(c), benefits under the plan only to the extent provided to employees of the employer because of service with the employer and, if the plan is a simplified employee pension plan, only the employer’s contribution to the plan.

(c)           “Determination Date” means, with respect to a Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.  If the Plan is aggregated with other plans in the Aggregation Group, the Determination Date for each other plan shall be, with respect to any Plan Year, the Determination Date for each such other plan which falls in the same calendar year as the Determination Date for the Plan.

(d)           “Key Employee” means, for the Plan Year containing the Determination Date, any person or the beneficiary of any person who is an employee or former employee of an Employer or a Commonly Controlled Entity as determined under Internal Revenue Code Section 416(i) and who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years (the “Measurement Period”), is a person described in paragraph (i), (ii), (iii) or (iv), subject to paragraph (v).

(i)              An officer of the Employer or Commonly Controlled Entity who in any Measurement Period is an officer during the Plan Year and has annual Compensation for the Plan Year in an amount greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends ($140,000 in 2001, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code).

No more than a total of fifty (50) persons (or, if lesser, the greater of three (3) persons or ten percent (10%) of all persons or beneficiaries of persons who are employees or former employees) shall be treated as Key Employees under this paragraph (i) for any Measurement Period.  For purposes of determining the number of officers hereunder, individuals described in Section 2.23(a)(2)(i)

through (v) shall be excluded.  In the case of an Employer or Commonly Controlled Entity which is not a corporation, the term “officer” as used in this subsection shall include administrative executives as described in Section 1.416-1(T-13) of the Treasury Regulations.

(ii)            One (1) of the ten (10) persons who, during a Plan Year in the Measurement Period:

(A)           have annual Compensation from the Employer or a Commonly Controlled Entity for such Plan Year greater than the amount in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends ($35,000 in 2001, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Internal Revenue Code); and

(B)           own (or are considered as owning within the meaning of Internal Revenue Code Section 318) in such Plan Year, the largest percentage interests in the Employer or a Commonly Controlled Entity, in such Plan Year, provided that no person shall be treated as a Key Employee under this paragraph unless he owns more than one-half percent (1/2%) interest in the Employer or a Commonly Controlled Entity.

No more than a total of ten (10) persons or beneficiaries of persons who are employees or former employees shall be treated as Key Employees under this paragraph (ii) for any Measurement Period.

(iii)           A person who, for a Plan Year in the Measurement Period, is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of Internal Revenue Code Section 318) of the Employer or a Commonly Controlled Entity.

(iv)            A person who, for a Plan Year in the Measurement Period, is a more than one percent (1%) owner (or is considered as owning more than one percent (1%) within the meaning of Internal Revenue Code Section 318) of the Employer or a Commonly Controlled Entity and has an annual Compensation for such Plan Year from the Employer and Commonly Controlled Entities of more than $150,000.

(v)             If the number of persons who meet the requirements to be treated as Key Employees under paragraph (i) or (ii) exceed the limitation on the number of Key Employees to be counted under paragraph (i) or (ii), those persons with the highest annual Compensation in a Plan Year in the Measurement Period for which the requirements are met and who are within the limitation on the number of Key Employees will be treated as Key Employees.  If the requirements of paragraph (i) or (ii) are met by a person in more than one (1) Plan Year in the

Measurement Period, each person will be counted only once under paragraph (i) or (ii):

(A)           under paragraph (i), the Plan Year in the Measurement Period in which a person who was an officer and had the highest annual Compensation shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence;

(B)           under paragraph (ii), the Plan Year in the Measurement Period in which the ownership percentage interest is the greatest shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence.

Notwithstanding the above provisions of paragraph (v), a person may be counted in determining the limitation under both paragraphs (i) and (ii).  In determining the sum of the Present Value of Accrued Benefits for Key Employees under subsection of this Section, the Present Value of Accrued Benefits for any person shall be counted only once.

(e)           “Non-Key Employee” means a person or the beneficiary of a person who has an account balance in the Plan or an account balance or accrued benefit in any Related Plan in the Aggregation Group, at any time during the Measurement Period, and who is not a Key Employee.

(f)           “Present Value of Accrued Benefits” means, for any Plan Year, an amount equal to the sum of (i), (ii) and (iii) for each person who, in the Plan Year containing the Determination Date, was a Key Employee or a Non-Key Employee.

(i)           Subject to (iv) below, the value of a person’s Accrued Benefit under the Plan and each Related Defined Contribution Plan in the Aggregation Group, determined as of the valuation date coincident with or immediately preceding the Determination Date, adjusted for contributions due as of the Determination Date, as follows:

(A)           in the case of a plan not subject to the minimum funding requirements of Section 412 of the Internal Revenue Code, by including the amount of any contributions actually made after the valuation date but on or before the Determination Date, and, in the first plan year of a plan, by including contributions made after the Determination Date that are allocated as of a date in that first plan year; and

(B)           in the case of a plan that is subject to the minimum funding requirements, by including the amount of any contributions that would be allocated as of a date not later than the Determination Date, plus adjustments to those amounts as required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contributions actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Section 412(c)(10) of the Internal Revenue Code.

(ii)            Subject to (iv) below, the sum of the actuarial present values of a person’s accrued benefits under each Related Defined Benefit Plan in the Aggregation Group, determined for any person who is employed by an Employer maintaining the Plan on a Determination Date, expressed as a benefit commencing at Normal Retirement Date (or the person’s attained age, if later) and further determined using the same method which is used for accrual purposes under all Related Defined Benefit Plans in the Aggregation Group, and, if the same method is not used for all Related Defined Benefit Plans, then as if such benefit accrued no more rapidly than at the slowest permitted accrual rate under Code Section 411(b)(1)(C) determined based on the following actuarial assumptions:

(A)           Interest rate 5%; and

(B)           Mortality:  1984 Unisex Pension Table;

determined in accordance with Internal Revenue Code Section 416(g), provided, however, that if a Related Defined Benefit Plan in the Aggregation Group provides for different or additional actuarial assumptions to be used in determining the present value of accrued benefits thereunder for the purpose of determining the top heavy status thereof, then such different or additional actuarial assumptions shall apply with respect to each Related Defined Benefit Plan in the Aggregation Group.

The present value of an accrued benefit for any person who is employed by an employer maintaining a plan on the Determination Date is determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date, provided however that:

(A)           for the first plan year of the plan, the present value for an employee is determined as if the employee had a Termination of Employment (1) on the Determination Date or (2) on such valuation date but taking into account the estimated accrued benefit as of the Determination Date; and

(B)           for the second and subsequent plan years of the plan, the accrued benefit taken into account for an employee is not less than the accrued benefit taken into account for the first plan year unless the difference is attributable to using an estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit as of the Determination Date for the second plan year.

For purposes of this paragraph (ii), the valuation date is the valuation date used by the plan for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.

If the plan provides for a nonproportional subsidy as described in Treasury Regulations Section 1.416-1 (T-26), the present value of accrued benefits shall be determined taking into account the value of nonproportional subsidized early retirement benefits and nonproportional subsidized benefit options.

(iii)           Subject to (iv) below, the aggregate value of amounts distributed during the plan year that includes the Determination Date or any of the four preceding plan years including amounts distributed under a terminated plan which, if it had not been terminated, would have been in the Aggregation Group.

(iv)            The following rules shall apply in determining the Present Value of Accrued Benefits:

(A)           Amounts attributable to qualified voluntary employee contributions, as defined in Section 219(e) of the Internal Revenue Code, shall be excluded.

(B)           In computing the Present Value of Accrued Benefits with respect to rollovers or plan-to-plan transfers, the following rules shall be applied to determine whether amounts which have been distributed during the five (5) year period ending on the Determination Date from or accepted into this Plan or any plan in the Aggregation Group shall be included in determining the Present Value of Accrued Benefits:

(1)           Unrelated Transfers accepted into the Plan or any plan in the Aggregation Group after December 31, 1983 shall not be included.

(2)           Unrelated Transfers accepted on or before December 31, 1983 and all Related Transfers accepted at any time into the Plan or any plan in the Aggregation Group shall be included.

(3)           Unrelated Transfers made from the Plan or any plan in the Aggregation Group shall be included.

(4)           Related Transfers made from the Plan or any plan in the Aggregation Group shall not be included by the transferor plan (but shall be counted by the accepting plan).

The Accrued Benefit of any individual who has not performed any services for an Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date shall be excluded in computing the Present Value of Accrued Benefits.

(g)           “Related Transfer” means a rollover or a plan-to-plan transfer which is either not initiated by the Employee or is made between plans each of which is maintained by a Commonly Controlled Entity.

(h)           A “Top Heavy Aggregation Group” exists in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group; provided that, for purposes of determining the sum of Present Value of Accrued Benefits for all employees, there shall be excluded the Present Value of Accrued Benefits of any Non-Key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date.  For purposes of applying the special rules herein with respect to a Super Top Heavy Plan, a Top Heavy Aggregation Group will also constitute a “Super Top Heavy Aggregation Group” if in any Plan Year as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds ninety percent (90%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group.

(i)           “Top Heavy Plan” means the Plan in any Plan Year in which it is a member of a Top Heavy Aggregation Group, including a Top Heavy Aggregation Group consisting solely of the Plan.  For purposes of applying the rules herein with respect to a Super Top Heavy Plan, a Top Heavy Plan will also constitute a “Super Top Heavy Plan” if the Plan in any Plan Year is a member of a Super Top Heavy Aggregation Group, including a Super Top Heavy Aggregation Group consisting solely of the Plan.

(j)           “Unrelated Transfer” means a rollover or a plan-to-plan transfer which is both initiated by the Employee and (a) made from a plan maintained by a Commonly Controlled Entity to a plan maintained by an employer which is not a Commonly Controlled Entity or (b) made to a plan maintained by a Commonly Controlled Entity from a plan maintained by an employer which is not a Commonly Controlled Entity.

12.3        Special Top Heavy Provisions.  For each Plan Year in which the Plan is a Top Heavy Plan, the following rules shall apply, except that the special provisions of this Section 12.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective-bargaining agreement between employee representatives and one or more employees if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and the Employer or Employers:

(a)           Minimum Employer Contributions.  In any Plan Year in which the Plan is a Top Heavy Plan, the Employers shall make additional Employer Contributions to the Plan as necessary for each Participant who is employed on the last day of the Plan Year and who is a Non-Key Employee to bring the amount of his Aggregate Employer Contributions for the Plan Year (excluding any Employer Matching Contributions) up to at least three percent (3%) of his Compensation, or if the Plan is not required to be included in an aggregation group in order to permit a defined benefit plan in the aggregation group to satisfy the requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code, such lesser amount as is equal to the largest percentage of a Key Employee’s Compensation allocated to the Key Employee as Aggregate Employer Contributions (including Pre-Tax Contributions), unless such Participant is a Participant in a Related Defined Benefit Plan and receives a minimum benefit thereunder in accordance with Section 416(c) of the Code in which case such Participant shall not receive a minimum contribution under this Section 12.3(a).

For purposes of determining whether a Non-Key Employee is a Participant entitled to have Minimum Employer Contributions made on his behalf, a Non-Key Employee will be treated as a Participant even if he is not otherwise a Participant (or accrues no benefit) under the Plan because:

(i)              he has failed to complete the requisite number of hours of service (if any) after becoming a Participant in the Plan,

(ii)             he is excluded from participation in the Plan (or accrues no benefit) merely because his compensation is less than a stated amount, or

(iii)            he is excluded from participation in the Plan (or accrues no benefit) merely because of a failure to make mandatory employee contributions or, if the Plan is a 401(k) plan, because of a failure to make elective 401(k) contributions.

(b)           Vesting.  For each Plan Year in which the Plan is a Top Heavy Plan and for each Plan Year thereafter each Participant’s Accrued Benefit shall continue to be fully vested and nonforfeitable.

(c)           Terminated Plan.  If the Plan becomes a Top Heavy Plan after it has formally been terminated, has ceased crediting for benefit accruals and vesting and has been or is distributing all plan assets to participants and their beneficiaries as soon as administratively feasible or if a terminated plan has distributed all benefits of participants and their beneficiaries, the provisions of Section 12.3 shall not apply to the Plan.

(d)           Frozen Plans.  If the Plan becomes a Top Heavy Plan after contributions have ceased under the Plan but all assets have not been distributed to participants or their beneficiaries, the provisions of Section 12.3 shall apply to the Plan.

12.4        Modification of Top Heavy Provisions After December 31, 2001.

(a)           Effective Date.  Notwithstanding the foregoing provisions of this Article XII, for any Plan Year beginning after December 31, 2001 the provisions of this Section 12.4 of this Article XII shall apply in lieu of any inconsistent provisions of Sections 12.1, 12.2 or 12.3 of this Article XII for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such Plan Years.

(b)           Determination of Top Heavy Status.

(i)              Key Employee.  Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $145,000 (in 2007, as thereafter adjusted under Code Section 416(i)(1)), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means Compensation within the meaning of section 415(c)(3) of the Code (and as defined in Section 2.12(b) of the Plan).  The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(ii)             Determination of Present Values and Amounts.  This section 12.4(b)(ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(A)           Distributions During Year Ending on the Determination Date.  The Accrued Benefit of a Key Employee as of the determination date shall be increased by the distributions made with respect to the Key Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Code Section 416(g)(2)(A)(i) during such period.  In the case of a distribution made for a reason other than separation from service, death, or disability, this subsection shall be applied by substituting 5-year period for 1-year period.

(B)           Employees Not Performing Services During Year Ending on the Determination Date.  The Accrued Benefit of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account for purposes of this subsection 12.4(b).

(c)           Minimum Benefits.

(i)              Matching Contributions.  Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.  The preceding sentence shall apply with respect to Employer Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

Article XIII.

Miscellaneous Provisions

13.1        Employer Joinder.  Any Commonly Controlled Entity may, with the approval of the President of the Company and subject to such terms and conditions as the President may prescribe, adopt the Plan and Trust Agreement.

13.2        Company Merger.  In the event that any successor corporation to the Company or an Employer, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan and Trust, such successor corporation shall be substituted hereunder for the Company or the Employer upon filing in writing with the Trustees its election so to do.

13.3        Plan Merger.  The Plan shall not merge or consolidate with, or transfer any assets or liabilities to any other plan, unless each Participant would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation, or transfer (if the Plan were then terminated).

13.4        Indemnification.  Each Employer shall indemnify and hold harmless each member of the Board of Directors, each member of the Committee, the Plan Administrator and, if the Trustees are one or more individuals, the Trustees, and each officer and employee of an Employer to whom are delegated duties, responsibilities, and authority with respect to the Plan, from and against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including, but not limited to, reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer.  Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

13.5        Unclaimed Amounts.  Unclaimed amounts shall consist of the amounts of the Accounts of a retired, deceased or terminated Participant which cannot be distributed because of the Committee’s inability, after a reasonable search, to locate a Participant or his Beneficiary within a period of two (2) years after the payment of benefits becomes due.  Unclaimed amounts for a Plan Year shall become a Forfeiture and shall be allocated for such Plan Year as determined in accordance with Sections 6.1 and 6.4 hereof, within a reasonable time after the close of the Plan Year in which such two-year period shall end.  If an unclaimed amount is subsequently properly claimed by the Participant or the Participant’s Beneficiary, said amount shall be paid to such Participant or Beneficiary, and shall be treated as a charge against similar Forfeitures for such Plan Year, and to the extent Forfeitures are insufficient, as an expense of the Trust during the Plan Year in which the Participant or Beneficiary makes such claim, unless the Company in its discretion makes a contribution to the Plan for such year in an amount sufficient to pay such amount.

13.6        Nonalienation of Benefits.

(a)           Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute on, levy or otherwise dispose of any right to benefits payable hereunder, shall be void.  The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

(b)           Notwithstanding Section 13.6(a), the Trustee shall comply with an order determined by the Committee to be a Qualified Domestic Relations Order as provided in Section 13.7.

13.7        Qualified Domestic Relations Order.

(a)           “Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement):

(i)              which is made pursuant to a state domestic relations law (including a community property law),

(ii)             which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant,

(iii)            which creates or recognizes the existence of an alternate payee’s right to receive all or a portion of the Participant’s Accrued Benefit under the Plan, and

(iv)             with respect to which the requirements of paragraphs (b) and (c) are met.

(b)           A domestic relations order can be a Qualified Domestic Relations Order only if such order clearly specifies:

(i)              the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order,

(ii)             the amount of percentage of the Participant’s Accrued Benefit to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

(iii)            the number of payments or period to which such order applies, and

(iv)             each Plan to which such order applies.

(c)           A domestic relations order can be a Qualified Domestic Relations Order only if such order does not:

(i)              require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

(ii)             require the Plan to provide increased benefits (determined on the basis of actuarial value), or

(iii)            require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

(d)           A domestic relations order shall not be treated as failing to meet the requirements of Section l3.7(c)(i) solely because such order requires that payment of benefits be made to an alternate payee:

(i)              before a Participant has had a Termination of Employment,

(ii)             as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement), and

(iii)            in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a Qualified Joint and Survivor Annuity with respect to the alternate payee and his or her subsequent spouse).

(e)           To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as the surviving spouse of such Participant for purposes of receiving a Qualified Joint and Survivor Annuity, a Qualified Survivor Annuity and consenting to the naming of another Beneficiary to the extent provided in Sections 8.3, 8.9 and 8.14.

13.8       Voting and Other Action with Respect to Company Securities.  All voting and other rights related to Company securities held by the Trustee and allocated to the Participants’ Accounts shall be exercised in accordance with the provisions of the governing Trust Agreement which forms an integral part of this Plan, the provisions of which are hereby incorporated by reference.

13.9       Contract of Employment.  Nothing contained herein shall be construed to constitute a contract of employment between an Employer and any Employee.

13.10     Source of Benefits.  All benefits payable under the Plan shall be paid or provided for solely from the Trust and the Employers assume no liability or responsibility therefor.

13.11     Employees’ Trust.  The Plan and Trust are created for the exclusive purpose of providing benefits to the Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan and Trust.  The Plan and Trust shall be interpreted in a manner consistent with their being a Plan described in Section 401(a) of the Code and a Trust exempt under Section 501(a) of the Code.  At no time shall the Trust Fund be diverted from the above purpose.

13.12     Gender and Number.  Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

13.13     Headings.  The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

13.14     Uniform and Non-Discriminatory Application of Provisions.  The provisions of this Plan shall be interpreted and applied in a uniform and non-discriminatory manner with respect to all Participants, former Participants, and Beneficiaries.

13.15     Invalidity of Certain Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

13.16     Qualified Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.  This Section is effective as of December 12, 1994 and shall apply on or after that date to Participants, including Participants who had a Termination of Employment prior to the Effective Date.

13.17     Law Governing.  The Plan shall be construed and enforced according to the laws of the State of New Hampshire other than its laws with respect to choice of law, to the extent not preempted by ERISA.

Article XIV.

Minimum Distribution Requirements

14.1       General Rules.

(a)          Effective Date.  Notwithstanding anything in the Plan to the contrary, the provisions of this Article XIV shall apply for purposes of all minimum required distribution determinations on or after January 1, 2003 and will take precedence over any and all inconsistent provisions of the Plan.

(b)           Requirements of Treasury Regulations Incorporated.  All distributions required under this Article XIV will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(c)           TEFRA Section 242(b)(2) Elections.  Notwithstanding any other provision of this Article XIV, distributions may be made under a designation made before January

1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

14.2       Time and Manner of Distribution.

(a)           Required Beginning Date.  The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

(b)           Death of Participant Before Distributions Begin.  If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)              If the participant’s surviving spouse is the participant’s sole designated beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

(ii)             If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(iii)            If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(iv)             If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section 14.2(b), other than section 14.2(b)(i), will apply as if the surviving spouse were the participant.

For purposes of this Section 14.2(b) and Section 14.4, unless Section 14.2(b)(iv) applies, distributions are considered to begin on the participant’s required beginning date.  If section 14.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 14.2(b)(i).  If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 14.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)           Forms of Distribution.  Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 14.3 and 14.4 of this article.  If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

14.3       Required Minimum Distributions During Participant’s Lifetime.

(a)           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)              the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(ii)             if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.

(b)           Lifetime Require Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 14.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death

14.4       Required Minimum Distributions After Participant’s Death.

(a)           Death On or After Date Distributions Begin.

(i)              Participant Survived by Designated Beneficiary.  If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

(A)           The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(B)           If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)           If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(D)           No Designated Beneficiary.  If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(b)           Death Before Date Distributions Begin.

(i)              Participant Survived by Designated Beneficiary.  If the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in section 14.4(a).

(ii)             No Designated Beneficiary.  If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(iii)            Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 14.2(b)(i), this section 14.4(b) will apply as if the surviving spouse were the participant.

14.5       Definitions.  For purposes of this Article XIV, the following definitions shall apply:

(a)           Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 8.3 of the Plan (as defined in Section 2.5 of the Plan) and is the designated beneficiary under Code Section 401(a)(9)(E) and Treas. Reg. section 1.401(a)(9)-4.

(b)           Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date.  For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 14.2(b).  The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)           Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Treas. Reg. section 1.401(a)(9)-9.

(d)           Participant’s Account Balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)           Required Beginning Date.  The date specified in Section 2.35 of the Plan.

Executed this 12th day of July, 2007.

NASHUA CORPORATION

By: /s/ John L. Patenaude
            V.P. Finance, CFO & Treasurer

EXHIBIT I

REDUCTION METHOD FOR EXCESS DEFERRALS

For purposes of Section 5.3, if the requirements of Section 5.3(a) are not satisfied for a Plan Year and the Company does not elect to make Special Employer Contributions under Section 4.1(c) of the Plan, then the Committee shall reduce Pre-Tax Contributions of Active Participants who are Highly Compensated Employees for the Plan Year (or a portion of such Active Participants) as described below:

Step 1:  The Committee shall first determine the dollar amount of the reductions which would have to be made to the Pre-Tax Contributions of the Highly Compensated Employees who are Active Participants for the Plan Year in order to satisfy the requirements of Sections 5.3(a)(i) or (a)(ii).  Such amount shall be calculated by first determining the dollar amount by which the Pre-Tax Contributions of the Highly Compensated Employee who has the highest actual deferral percentage for such Plan Year would have to be reduced until the first to occur of:  (i) such individual’s actual deferral percentage, after any reductions made under Section 5.2(b), would equal the actual deferral percentage of one or more other Highly Compensated Employees; or (ii) the average actual deferral percentage of all of the Highly Compensated Employees, as recalculated after any reductions under Section 5.2(b), no longer would exceed the limitations under Sections 5.3(a)(i) and (a)(ii).  Then, unless the recalculated average actual deferral percentage of the Highly Compensated Employees no longer exceeds the limitations under Sections 5.3(a)(i) and (a)(ii), the reduction process shall be repeated by determining the amount of reductions which would have to be made to the Pre-Tax Contributions of the other Highly Compensated Employees who, after all prior reductions, would have the highest actual deferral percentages until either (i) the actual deferral percentage, after all prior reductions (including under this Step 1) of each person in such group becomes tied with that of one or more other Highly Compensated Employees; or (ii) the average actual deferral percentage of all of the Highly Compensated Employees, after all prior reductions, would no longer exceed the limitations under Sections 5.3(a)(i) and (a)(ii).

Step 2.  Determine the total dollar amount of reductions of Pre-Tax Contributions calculated under Step 1 (“Total Excess Deferrals”).

Step 3.  The Pre-Tax Contributions of the Highly Compensated Employees with the highest dollar amount of Pre-Tax Contributions shall be reduced by the dollar amount which causes such Highly Compensated Employees’ Pre-Tax Contributions to equal the dollar amount of the Pre-Tax Contributions of the Highly Compensated Employees with the next highest dollar amount of Pre-Tax Contributions (or, if less, the amount of the Total Excess Deferrals).  This reduction process shall be repeated by reducing the Pre-Tax Contributions of each successive group of Highly Compensated Employees with the next highest dollar amount of Pre-Tax Contributions, after the prior reductions made in this Step 3, by the lesser of the amount which either (i) causes such Highly Compensated Employees’ Pre-Tax Contributions (after prior reductions under this Step 3) to equal the dollar amount of the Pre-Tax Contributions of the Highly Compensated Employees with the next highest dollar amount of Pre-Tax Contributions; or (ii) causes total reductions to equal the Total Excess Deferrals.

EXHIBIT II

REDUCTION METHOD FOR EXCESS CONTRIBUTIONS

For purposes of Section 5.4, if the requirements of Section 5.4(a) are not satisfied for a Plan Year and the Company does not elect to make Special Employer Contributions under Section 4.1(c) of the Plan, or to include with Participants’ Employer Matching Contributions and Pre-Tax Contributions for purposes of satisfying such requirements, then the Committee shall reduce Employer Matching Contributions (which for this purpose shall include any Pre-Tax Contributions counted in calculating the average contribution percentages) made on behalf of Active Participants who are Highly Compensated Employees for the Plan Year (or a portion of such Active Participants) as described below:

Step 1:  The Committee shall first determine the dollar amount of the reductions which would have to be made to the Employer Matching Contributions of the Highly Compensated Employees who are Active Participants for the Plan Year in order to satisfy the requirements of Sections 5.4(a)(i) or (a)(ii).  Such amount shall be calculated by first determining the dollar amount by which Employer Matching Contributions of the Highly Compensated Employee who has the highest average contribution percentage for such Plan Year would have to be reduced until the first to occur of:  (i) such individual’s average contribution percentage would equal the average contribution percentage of one or more other Highly Compensated Employees; or (ii) the average contribution percentage of all of the Highly Compensated Employees no longer would exceed the limitations under Sections 5.4(a)(i) and (a)(ii).  Then, unless the recalculated average contribution percentage of all Highly Compensated Employees no longer exceeds the limitations under Sections 5.4(a)(i) and (a)(ii), the reduction process shall be repeated by determining the amount of reductions which would have to be made to the Employer Matching Contributions of the other Highly Compensated Employees who, after all prior reductions, would have the highest average contribution percentages until either (i) the average contribution percentage, after all prior reductions under this Step 1, of each person in such group becomes tied with that of one or more other Highly Compensated Employees; or (ii) the average contribution percentage of all of the Highly Compensated Employees, after all prior reductions, would no longer exceed the limitations under Sections 5.4(a)(i) and (a)(ii).

Step 2.  Determine the total dollar amount of reductions of Employer Matching Contributions calculated under Step 1 (“Total Excess Contributions”).

Step 3.  The Employer Matching Contributions of the Highly Compensated Employees with the highest dollar amount of Employer Matching Contributions shall be reduced by the dollar amount which causes such Highly Compensated Employees’ Employer Matching Contributions to equal the dollar amount of the Employer Matching Contributions of the Highly Compensated Employees with the next highest dollar amount of such contributions (or, if less, the amount of the Total Excess Contributions).  This reduction process shall be repeated by reducing the Employer Matching Contributions of each successive group of Highly Compensated Employees with the next highest dollar amount of Employer Matching Contributions after the prior reductions made in this Step

3, by the lesser of the amount which either (i) causes such Highly Compensated Employees’ Employer Matching Contributions, after prior reductions under this Step 3, to equal the dollar amount of the Employer Matching Contributions of the Highly Compensated Employees with the next highest dollar amount of such contributions; or (ii) causes total reductions to equal the Total Excess Contributions.

APPENDIX A

The Nashua Corporation 401(k) Plan, (the “Plan”), established April 1, 1984, by Nashua Corporation (the “Company”), was restated in its entirety as of January 1, 1985 to comply with certain provisions of the Retirement Equity Act of 1984, and was restated again in its entirety as of January 1, 1989 in order to comply with certain provisions of the Tax Reform Act of 1986 and to effect voluntary modifications to the program.  As of such date, the name of the Plan was changed to the Nashua Corporation Employees’ Savings Plan.  A Trust Agreement has been adopted by the Company and is intended to form a part of this Plan.

The purpose of the Plan is to encourage Employee savings and to provide a facility for accumulation of funds to be used to provide benefits payable upon the Employee’s retirement, death, or termination of employment, and on certain other occasions.

Effective January 1, 1990, Disk-Tec, Incorporated, a subsidiary of Nashua Corporation, became an Employer under the Plan.  As such, Disk-Tec employees became eligible to participate in the Plan as of January 1, 1990.  Disk-Tec maintained the Disk-Tec, Incorporated 401(k) Savings Plan (the “Disk-Tec Plan”).  Effective March 15, 1990, the Disk-Tec Plan merged into this Plan.  All assets under the Disk-Tec Plan have been transferred to the Plan and have become part of the Trust Fund hereunder.  For each person who had an account under the Disk-Tec Plan on March, 1990, a similar Account was established hereunder as of March 15, 1990 equal to the aggregate value of the person’s accounts under the Disk-Tec Plan immediately prior to its merger into this Plan.

Effective January 1, 1992, hourly Employees of the Company’s Santa Clara, California facility who were not highly compensated, as determined under Section 414(q) of the Internal Revenue Code of 1986 (the “Code”), as amended from time to time, were no longer eligible to participate in this Plan.  Effective January 1, 1993 hourly Employees of Nashua Cartridge Products, Inc. who were not highly compensated as determined under Code Section 414(q) were no longer eligible to participate in this Plan.  On such dates, these Employees became participants in a separate plan, establish by the Company, known as the Specified Hourly Employees Plan, which was identical in all respect to this Plan.  All service under this Plan was credited toward the Specified Hourly Employees Plan, and all Accounts and loans under this Plan for such Employees were transferred to the Specified Hourly Employees Plan.  Effective as of December 31, 1997, the Specified Hourly Employees Plan was merged into this Plan.  All accounts and loans under the Specified Hourly Employees Plan were transferred to this Plan and became part of the Trust Fund hereunder.  Each individual who was an active participant in the Specified Hourly Employees Plan as of the merger date became eligible to participate in the Plan as of December 31, 1997, provided such individual met the Eligible Employee definition.  All service while an active participant in the Specified Hourly Employees Plan shall count hereunder for eligibility, vesting and benefits purposes.

In order to comply with certain provisions of recent legislation, including the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997, the Plan was amended effective January 1, 1997.

Effective December 31, 2000, the Rittenhouse Employees’ Profit Sharing Plan (“Rittenhouse Plan”) was merged into the Plan and the Plan was amended and restated effective January 1, 2001.  Subsequent to that restatement, the Plan was amended to:

1.           Reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 effective on and after January 1, 2002,

2.           Modify provisions of the Plan regarding Profit Sharing Contributions and minimum required distributions under Section 401(a)(9) of the Code effective on and after January 1, 2003,

3.           Modify small lump sum cash out provisions of the Plan effective on and after March 28, 2005,

4.           Modify applicable provisions of the Plan in light of the final regulations issued under Section 401(k) of the Code effective on and after January 1, 2005, and

5.           Modify provisions of the Plan regarding Employer Matching Contributions effective on and after January 1, 2006.

The Plan is amended and restated as set forth herein, generally effective January 1, 2007, to incorporate the amendments to the Plan since the last restatement (as set forth above) and to:

1.           Permit certain individuals to elect a “qualified reservist distribution” as permitted under Section 401(k)(2)(B)(i)(V) of the Code as amended by the Pension Protection Act of 2006 (the “2006 Pension Act”),

2.           Permit non-spousal beneficiaries to receive eligible rollover distribution treatment with respect to certain trustee-to-trustee transfers from the Plan to certain IRAs as permitted under Section 402(c)(11) of the Code as amended by the 2006 Pension Act, and

3.           Make certain other minor modifications to correct typographical errors in the prior restatement.

It is intended that the Plan continue to be qualified under Code Section 401(a) and to meet the requirements of Section 401(k) of the Code.  It is also intended that the Trust continue to be exempt from taxation under Code Section 501(a).